2


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    Elast Technologies, Inc.
                 (Name of issuer in its charter)

      Nevada                   3845              88-0380544
  (State or other       (Primary Standard          (I.R.S.
  jurisdiction of   Industrial Classification     Employer
  incorporation)            Code No.)          Identification
                                                    No.)
                  ____________________________
                       2505 Rancho Bel Air
                     Las Vegas, Nevada 89107
                         (702) 878-3397
  (Address and telephone number of principal executive offices)
                  ____________________________
                    Chapman & Flanagan, Ltd.
                 2080 E. Flamingo Rd., Suite 112
                      Las Vegas, NV  89119
                         (702) 650-5660
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If  any of the securities being registered on this Form are to be offered  on a delayed or continuous basis, pursuant to  Rule  415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]

If  delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. [  ]
                _________________________________

   Title of     Amount to    Proposed     Proposed    Amount of
  each class       be         maximum     maximum    registration
      of       registered    offering    aggregate       fee
  securities       (1)       price per    offering
     to be                     share      price(1)
  registered

    Common      7,500,000      $0.25     $1,875,000    $468.75

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) promulgated pursuant to the Securities Act of 1933. The Offering Price is estimated as the average of the bid and asked prices on April 5, 2001

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Elast Technologies, Inc.

                7,500,000 Shares of Common Stock

Elast Technologies, Inc., a Nevada corporation (the "Company"), is hereby offering shares of its common stock (the "Shares") on a delayed basis under a shelf registration under Rule 415 at the offering price of $0.25 per share, pursuant to the terms of this prospectus for the purpose of providing working capital for the Company. The Company is offering the Shares on a "best efforts" basis, no minimum required. See "Plan of Distribution" and "Use of Proceeds."

The Company's stock is traded on the Over The Counter Bulletin Board under the symbol "ELTI." There can be no assurance that the shares can be sold at or near the offering price, or at all. The initial public offering price has been arbitrarily determined by the company based upon what it believes purchasers of such speculative issues would be willing to pay for the securities of the company and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value. This is not an underwritten offering, and the shares are not presently traded on any recognized exchange or market.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest.
See "Risk Factors" on page 3.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                                   Proceeds
                          Price                       To
                        To Public    Commissions    Company
                        ---------     ---------    ---------
 Per Share                       $           $ 0  $      0.25
                              0.25
 Total                  $1,875,000           $ 0   $1,875,000

     The date of this Prospectus is _________________, 2001
                        TABLE OF CONTENTS

Summary Information                                                  5

Risk Factors                                                         6

Special Note Regarding Forward-Looking Statements                   15

Use Of Proceeds                                                     15

Determination Of Offering Price                                     16

Dilution                                                            16

Selling Security Holders                                            17

Plan Of Distribution                                                17

Legal Proceedings                                                   19

Directors, Executive Officers, Promoters And Control Persons        19

Security Ownership Of Certain Beneficial Owners And Management      20

Description Of Securities                                           21

Interest Of Named Experts And Counsel                               22

Disclosure   Of   Commission  Position  On  Indemnification   For
Securities Act Liabilities                                          22

Organization Within The Last Five Years                             23

Description Of Business                                             23

Plan of Operations                                                  35

Description Of Property                                             37

Certain Relationships And Related Transactions                      38

Market For Common Equity And Related Stockholder Matters            38

Executive Compensation                                              39

FINANCIAL STATEMENTS                                                40

Changes  In And Disagreements With Accountants On Accounting  And
Financial Disclosure                                                41

Legal Matters                                                       41

Experts                                                             41

Available Information                                               41
Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                     Up to 7,500,000 Shares

                    Elast Technologies, Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                       Elast Technologies
                       2505 Rancho Bel Air
                     Las Vegas, Nevada 89107
                         (702) 878-3397

                       Summary Information

The Company

Elast Technologies, Inc. is a Nevada corporation which was originally incorporated to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Nevada. Our principal business address is 2505
Rancho Bel Air, Las Vegas, Nevada 89107; our main business telephone number is 702.878.8310.

The Company was incorporated pursuant to the provisions of organization of the General Corporation Law of Nevada on November 5, 1996 under the name Med Mark, Inc. Pursuant to a Plan of Merger filed with the Delaware Secretary of State, on or about June 30, 1998, Elast Technologies Corporation, a Delaware corporation, merged with and into Elast Merger, Inc., a Nevada corporation, which was a wholly-owned subsidiary of Med Mark, Inc. Shareholders who formerly held stock in Elast Technologies Corporation received four (4) shares of Med Mark, Inc. common stock for each share of their Elast Technologies Corporation common stock, with the result that the former shareholders of Elast Technologies Corporation held a controlling interest in Med Mark, Inc. immediately after the merger. On or about October 27, 1998, a Certificate of Amendment to the Articles of Incorporation of Med Mark, Inc. was filed with the Nevada Secretary of State changing the Company's name from Med Mark, Inc. to Elast Technologies, Inc.

Business of the Company.

The Company is dedicated to the research, development perfection and scientific validation of its non-invasive medical diagnostic instruments.

Elast's primary business is to identify, develop and apply to the worldwide patents secured for the Electronic Allergo Sensitivity Testing Device (the "ELAST Device," U.S. Patent No. 5413113, issued on or about May 9, 1995) and its management software. The ELAST Device is expected to provide physicians immediate and more accurate diagnoses of allergies and sensitivities without the pain, expense or delay associated with currently emplyed testing methods.

The ELAST Device is currently under final development. In pursuing the goal of perfecting the ELAST Device, the Company's engineers realized a chiropractic application for the ELAST technology. We discovered that it had the capability to objectively measure the outcome of a chiropractic spinal adjustment. After further exploration, the Company decided to establish a chiropractic division to market its chiropractic device (the "Bio-Potential Instrument"). The Bio-Potential Instrument will provide a mechanism to generate revenue to further the refinement of the ELAST Device. We plan to bring the chiropractic device to market shortly and use the revenues to fund the completion of the allergy device.

The Offering

Securities offered:      Up to 7,500,00 shares with a par
                         value $0.001

Offering:                The shares are being offered on a
                         "best-efforts" basis, no minimum, on
                         a delayed basis under a shelf
                         registration under Rule 415

Net proceeds:            Approximately $1,848,031.25

Use of proceeds:         To be used for working capital and to
                         fund our continuing research and
                         development activities. See "Use of
                         Proceeds."

Number of shares         Before the offering:      6,558,463
outstanding:
                         After the offering: 14,058,463

In this prospectus, reference to "we," "our, "us" and "the
Company" refers to Elast Technologies, Inc.

                          Risk Factors

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before purchasing any of the Shares. A purchase of the Shares is speculative in nature and involves numerous risks. No purchase of the Shares should be made by any person who cannot afford to lose the entire amount of such investment.

            Risks Related To Our Financial Condition

     We have a limited history so it will be difficult for you to evaluate an investment in our common stock.

We have a very limited operating history upon which an evaluation of our prospects can be made. We are currently engaged primarily in research and development activities and just begun to begin activities to manufacture and market a chiropractic device. We have not generated any revenues and do not anticipate generating any revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of medical devices. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

     We cannot predict our future capital needs and we may not be able to secure additional financing.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the ELAST Devices. Accordingly, our ability to compete may be dependent upon our ability to enhance our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

During the year ended December 31, 2000, the Company received approximately $1,304,754 from the sale of common stock. At December 31, 2000, the Company had cash resources of $19,194. The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. If we are successful in manufacturing and marketing the Bio-Potential Instrument, we believe we will be able to generate enough revenue to continue with its research and development efforts of the ELAST Device. However there can be no assurances that we will to market the chiropractic device successfully. Failure to generate revenue from the manufacturing and marketing of the chiropractic device will have a significant adverse affect on our business operations.

There is a contingent liability that some of our stock will not be recovered from Crescent Fund Partners, L.P. and we may be obligated to make a rescission offer if some of that stock was sold to third persons. We have a contingent liability equal to the value of 13,100 shares of our common stock as a result of our depositing those shares in to CEDE & Company for the benefit of Crescent Fund Partner, L.P. under circumstances that may have violated the registration requirements of the Securities Act. On March 7, 2000, we directed DTC to return those shares to certificate form and not to deliver them to any purchaser. Unfortunately, Crescent Fund Partners L.P., and its principal, Jeffrey Stone, accessed those shares and tried to sell them, against our instructions. We were forced to sue Crescent Fund Partners L.P. in Dallas County Texas District Court for, among other things, a rescission order. We obtained a restraining order freezing 66,900 of those shares. We do not know where the remaining shares are, nor whether Crescent Fund Partners L.P. sold those shares to third parties. We later learned that Jeffrey Stone is a felon convicted of wire fraud and commercial bribery in United States District Court in New York. We are continuing to prosecute this case and we have been informed that Mr. Stone has been returned to prison, as his conduct with our shares violated his probation.

In the event our shares were sold to third persons, we intend to make a rescission offer to all those persons pursuant to a registration statement filed under the Securities Act and pursuant to Texas securities law, or the securities laws of any other state in which our securities were sold by Crescent Fund Partners L.P. In the rescission offer, we will offer to repurchase from those persons all shares transferred or sold to those persons by Crescent Fund Partners L.P. for an amount equal to the purchase price paid for those shares plus interest at the rate of 10% per year from the date of transfer until the rescission offer expires. The rescission offer will expire approximately 30 days after the effectiveness of the rescission offer registration statement. Because we do not know if any of those shares were sold, we do not know the sales price, if any. However, based upon the current trading price of our common stock, the out-of-pocket cost to us would be approximately $10,000, plus interest, if we were required to repurchase all 13,100 shares.

As of the date of this prospectus, we are not aware of any claims for rescission against us. If we are required to repurchase all of the shares subject to the rescission offer, our operating results and liquidity during the period in which the repurchase occurs could be adversely affected.

     The cash and equivalents constitute our present internal sources of liquidity.

Because we are not generating any revenues from the sale or licensing of our products, as of our only external source of liquidity is the sale of our capital stock. If we are successful in manufacturing and marketing the Bio-Potential Instrument, we believe we will be able to generate enough revenue to continue with its research and development effort of the ELAST Device. However there can be no assurances that we will to market the chiropractic device successfully. Failure to generate revenue from the manufacturing and marketing of the chiropractic device will have a significant adverse affect on our business operations.

     We cannot give any assurances of any revenue or operating profits.

There can be no assurance that we will be able to develop consistent revenue sources or that our operations will become profitable.

                  Risks Related To Our Business

     We must comply with environmental laws.

Our management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, we believe that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. We believe that we are presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event we license the manufacturing rights of the ELAST Device to third parties, we will not become subject to any such restrictions. However, at some time in the future, our research, development, manufacturing and production processes may involve the controlled use of hazardous materials. We may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. We cannot estimate the potential costs of complying with local, state, and federal environmental laws.

     Regulatory Approvals May Not Be Granted.

A "medical device" is defined by Section 201(h) of the Food, Drug and Cosmetic Act, Title 21 United States Code Section 321 as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Confusion sometimes exists between unregulated consumer products and medical devices. Products are not considered medical devices if they have general utility and are not dedicated to medical applications. Such products are subject to the Consumer Product Safety Act.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the ELAST Device can be marketed, including, but not limited to, premarket notification to the FDA. Various federal, state and foreign statutes may also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. The ELAST Device may be subject to (i) the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, cited above; (ii) the Medical Device Reporting Rule implemented by the FDA in 1984;
(iii) the standards for medical device manufacturers promulgated by the FDA; and (iv) other rules and regulations developed, implemented and enforced by the Center for Devices and Radiological Health, an FDA sub-agency. However, the FDA Modernization Act of 1997 ("1997 Act") exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarket surveillance on higher risk devices. Moreover, the 1997 Act expanded the FDA's pilot program pursuant to which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices. The Company believes that the ELAST Device is such a low-to-intermediate risk device and, therefore, may be subject to the exemptions from premarket notification specified in the 1997 Act. If such is not the case, the ELAST Device may be subject to premarket notification and, therefore, subject to significant delay before being offered for sale, which would have a material adverse effect on the financial condition of the Company.

Obtaining such approvals and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. We have not yet determined what procedures, if any, will be required in this regard and we have not begun any of these procedures. We are currently investigating the possibility that the ELAST Device falls in a category for which FDA approval has already been given. We anticipate that the ELAST Device may be included in such a category, but we are still researching the appropriate regulatory requirements. In addition, regulatory testing and approval would require significant funding. In the event that such funding exceeded our present financial resources, we would have to receive additional capital to market the ELAST Device. An inability to obtain additional financing may have a material adverse effect on the Company, including the possibility that we would be forced to curtail our operations significantly or to cease our operations altogether.

     We are in a very competitive industry.

Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors marketing a similar product. However, competition in the medical products industry, generally, is intense. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example, according to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Up john, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render our products obsolete and noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. If we begin commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to the Company. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

     We have no product liability insurance.

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

     We   may   have   limited  protection  of  our   proprietary
     technology.

We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate. We exclusively own any and all software and other technology that we develop and we regard such technology as proprietary. We may rely on a combination of patent, trademark and trade secret laws, as well as contractual restrictions on disclosure, copying and distribution (including but not limited to confidentiality agreements with our employees and subcontractors), to attempt to protect our intellectual property rights in our products and services. There is a possibility that such patent, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. In addition, because we anticipate distributing our products internationally, the laws of certain countries in which our products and services are or may be distributed or utilized may not protect our products and intellectual rights to the same extent as the laws of the United States. There can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require us to obtain a license to intellectual property rights of third parties. If we are required to obtain such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all. Moreover, in the event we were forced to sue third parties for patent infringement or unfair competition, such litigation can be extremely costly and time consuming, and may have a significant adverse affect on our business and operations, even if we prevail in such lawsuit.

     We must adapt to rapid technological change.

The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render our existing products and services obsolete. Our future prospects are highly dependent on our ability to increase the functionality of our products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce such products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could have a material adverse effect on our results of operations. In particular, the introduction of new products and services are subject to the inherent risk of development delays and delays in obtaining regulatory approvals, all of which are beyond our control.

     We must rely on key personnel.

Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on the Company.

     The Articles of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer.

The officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company. Disclosure of position of commission regarding indemnification for securities act liabilities:

Insofar as indemnification for liabilities arising under the securities act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the securities and exchange commission that such indemnification is against public policy as expressed in the 1933 act and is, therefore, unenforceable.

     The continued expansion of our business outside the United States presents us with special risks. These risks could cause us to incur significant expense to do business or may even prevent us from doing business in certain countries.

Our business strategy is to develop a distribution network, in order to expand our business and generate revenues. As we develop our operations, including our international distributions, we will increasingly become subject to a number of special risks affecting multi-national businesses, such as:

  * Trade barriers - The imposition of import regulations, duties, taxes and other charges on imports could have the effect of making our products less competitive in the geographic market imposing such regulations and charges. The price of our products due to import regulations or additional tariffs may be higher than comparable products manufactured or distributed by a domestic company that is not required to comply with import regulations or pay import taxes.

  * Political risks - General geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, could hinder or completely prevent us from selling our products in a particular country. For example, although valid approvals and validations of our products may be obtained in a given country, protectionist policies and unforeseen political agendas may present impediments to our ability to do business in such country.

In addition, as a result of our customers being located outside of the United States, it will be very difficult for us to institute cost effective collection proceedings with respect to any of our accounts receivable that may become in default.

     We are from time to time parties to various legal proceedings arising out of our business.

In February, 2000 we registered 100,000 shares of our common stock for sale on a "best efforts" basis. We deposited 80,000 of those shares into DTC, one of the world's largest security depositories and a national clearinghouse for the settlement of trades in corporate and municipal securities. On March 7, 2000, we were informed by the Securities and Exchange Commission that our financial statements on file were not current, so we directed that the 80,000 shares be returned to certificate form and not delivered to any purchaser. Unfortunately, Crescent Partners L.P., and its principal, Jeffrey Stone, accessed those shares and tried to sell them, against our orders. We were forced to sue Crescent Partners L.P. in Dallas County, Texas District Court and we obtained a restraining order freezing 66,900 of those shares. We later learned that Jeffrey Stone is a felon convicted of securities fraud in United States District Court in New York. We are continuing to prosecute this case and we understand that Mr. Stone has been returned to prison, as his conduct with our shares violated his probation. There is a risk that we will not be able to recover all the shares, which could affect the market and value of our common stock.

                 Risks Related to This Offering

     The penny stock rules could make selling the company's securities more difficult.

Even when the Company is able to list its shares on the OTC bulletin board, its common stock will be a "penny stock," under Rule 3a51-1 under the Securities and Exchange Act, unless and until the shares reach a price of at least $5.00 per share, we meet certain financial size and volume levels, or the shares are registered on a national securities exchange or quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period of time after the offering. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10 (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule15g-5); and to send monthly statements to customers with market and price information about the "penny stock" (Rule 15g-6). Our common stock will also be subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under certain standards, and deliver written statements to the customer with information specified in the rules. These additional requirements could prevent broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for our common stock. Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Additionally, the Company's securities, when available for trading, may be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell these securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers' written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Company's securities to buy or sell in any market that may develop.

     Our existing stockholders will continue to have control and our Articles of Incorporation include certain anti-takeover provisions.

Our directors, officers and principal stockholders (greater than 5%), taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 17.7% of the Company's outstanding common stock. Certain principal stockholders are directors or executive officers of the Company. As a result of such ownership, these stockholders may be able to exert significant influence, or even control, matters requiring approval by the stockholders of the Company, including the election of directors. In addition, certain provisions of Nevada law and of the Company's Articles of Incorporation and Bylaws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

     Future sales of our common stock may lower its market price.

Future sales of common stock in the public by stockholders could materially adversely affect the market price of our common stock. In addition to the shares of common stock being sold in this offering, substantial numbers of shares of common stock are, or will be, freely tradable and freely transferable without restriction under the Securities Act, by persons other than our "affiliates" in the near future. Sales of substantial amounts of shares in the public market following the expiration of restrictions imposed by Rule 144, or the prospect of such sales, could cause the market price of our common stock to fall. The reduction in the market price of the common stock that these sales may cause may make it more difficult for us to sell equity securities in the future at times and prices that we deem appropriate.

     The stock price may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at or above the offering price.

Our common stock is quoted on the OTC Bulletin Board. However, no assurance can be given that an active public market will develop or be sustained. Factors such as announcements of the introduction of new or enhanced products by the Company or its competitors and quarter-to-quarter variations in the Company's results of operations, as well as market conditions in the technology and emerging growth company sector, may have a significant impact on the market price of our common stock. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock.

     Holders of the common stock should not expect to receive dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business.

        Special Note Regarding Forward-Looking Statements

This prospectus specifies forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of certain factors, including those specified in the following risk factors and elsewhere in this prospectus. Prospective purchasers of shares must be prepared for the possible loss of their entire investments in the company. The order in which the following risk factors are presented is arbitrary, and prospective purchasers of shares should not conclude, because of the order of presentation of the following risk factors, that one risk factor is more significant than the other risk factors.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

                         Use Of Proceeds

The net proceeds from the sale of the shares after deducting estimated offering related expenses of $26,968.75 will be approximately $1,848,031.25 if all 7,500,000 shares are sold at the offering price of $0.25. The following table summarizes our intended use of these proceeds in order of priority:

                          Total            Percenta
                                           ge
Working Capital            $1,108,818.75  $   60%
Research and Development       $ 462,007      25%
General Corporate              $ 277,204      15%
Purposes
                            ------------   ------
Total Net Proceeds         $1,848,031.25  $  100%


We will use most of the funds raised in this offering for working capital, to advance our technologies through research and development and general corporate purposes. The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds. The amount of funds to be spent in the different categories will be adjusted if the proceeds to our company vary due to a difference in the stock price or if all of the shares being offered are not sold. The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds. These funds may be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing through loans or other financing arrangements sooner than currently anticipated.

The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time. Pending application of the net proceeds in the manner mentioned above, the proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                 Determination Of Offering Price

As of April 12, 2001, the Company had 6,558,463 shares of common stock outstanding. Of this total amount, 4,607,269 of such shares are free trading and 1,951,194 of such shares are restricted pursuant to Rule 144. As of April 12, 2001, the number of holders of record of the common stock, $.001 par value, of the Company was approximately 146.

The offering price of the 7,500,000 Shares being offered on a "best efforts" delayed basis under a shelf registration under Rule 415 has been determined primarily by the capital requirements of the Company and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the Shares is not based on past earnings. No valuation or appraisal has been prepared for the business and potential business expansion of the Company.

                            Dilution

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security like the Common Stock, and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of December 31, 2000, the net tangible book value of the Company was $(24,222). If the Company achieves the sale of all the offered shares at the offering price, the pro forma net tangible book value of the Company would be $1,823,809.25 or approximately $0.14 per share, which would represent an immediate increase of $0.126 in net tangible book value per share and $0.12 per share, or 48%, dilution to new investors, assuming all the Shares are sold at the offering price of $0.25 per share.

The following table illustrates the pro forma per Share dilution:

                                                 Assuming
                                                 All Shares
                                                 Sold

  Price to Public [1]                               $ 0.25

  Net tangible book value per Share before       $ (0.004)
  Offering [2]

  Increase Attributable to purchase of stock by    $ 0.126
  new investors [5]

  Net tangible book value per Share after           $ 0.13
  offering [2],[3],[4]

  Dilution to new investors [6]                     $ 0.12

  Percent Dilution to new investors [7].               48%
[1]  Offering price per equivalent common share.
[2] The net tangible book value per share before the offering is determined by dividing the number of Shares of Common Stock outstanding into the net tangible book value of the Company.
[3] The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering. [4] The net tangible book value per share after the offering is determined by dividing the number of Shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3.
[5] The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering for an increase of $0.126.
[6] The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value of $0.12.
[7] The Percent Dilution to new investors is determined by dividing the Dilution to new investors by the Price to the Public.

                    Selling Security Holders

There are no security holders of the Company offering securities.

                      Plan Of Distribution

We are registering 7,500,000 Shares in contemplation of a "best efforts" offering of our common stock on a delayed basis under a shelf registration under Rule 415. We do not currently have an agreement with any person for the purchase of any portion of those 7,500,000 Shares, nor have we commenced any communication with any person regarding the purchase of those 7,500,000 Shares. There can be no assurance that we will sell all or any portion of those 7,500,000 Shares.

We may sell the Shares in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as our agent, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

Any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the 1933 Act and any profit on the sale of Shares and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

We   have  filed  the  Registration  Statement,  of  which   this
Prospectus forms a part, with respect to the sale of the  Shares.
There can be no assurance that we will sell any of the Shares we desire to sell.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

We will advise any broker-dealers that, during such time as they may be engaged in a distribution of any of the Shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. Stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                        Legal Proceedings

All references in this prospectus to number of shares of the Company's common stock have been adjusted to give retroactive effect for the reverse stock split, which occurred on December
20, 2000.

In February, 2000 we registered 100,000 shares of our common stock for sale on a "best efforts" basis. We deposited 80,000 of those shares into DTC, one of the world's largest security depositories and a national clearinghouse for the settlement of trades in corporate and municipal securities. On March 7, 2000, we were informed by the Securities and Exchange Commission that our financial statements on file were not current, so we directed that the 80,000 shares be returned to certificate form and not delivered to any purchaser. Unfortunately, Crescent Partners L.P., and its principal, Jeffrey Stone, accessed those shares and tried to sell them, against our orders. We were forced to sue Crescent Partners L.P. in Dallas County, Texas District Court and we obtained a restraining order freezing 66,900 of those shares. We later learned that Jeffrey Stone is a felon convicted of securities fraud in United States District Court in New York. We are continuing to prosecute this case and we believe Mr. Stone has been returned to prison, as his conduct with our shares violated his probation. There is a risk that we will not be able to recover all the shares, which could affect the market and value of our common stock.

The Company has recently settled a dispute with Mr. Hamilton a former officer and director of the Company. Mr. Hamilton has agreed to receive 50,000 shares of restricted stock and 50,000 shares of the Company's registered stock. A settlement agreement has not been drafted, but both parties have agreed to the terms.

  Directors, Executive Officers, Promoters And Control Persons

The  members of the Board of Directors of Elast serve  until  the
next   annual  meeting  of  the  stockholders,  or  until   their
successors have been elected. The officers serve at the pleasure of the Board of Directors.

Name                               Age    Position

Thomas Krucker                     60     President/Director

Dr. Robert Milne                   53     Secretary/Director

Dr. Eduardo Daniel Jimenez         62     Treasurer/Director
Gonzalez

Thomas Krucker is the President, Chief Executive Officer, and a director of the Company.

Mr. Krucker graduated from the University of Arizona in 1962 and received a Juris Doctorate degree from Pepperdine University in 1969. Mr. Krucker served with Toyota USA for approximately 20 years. Mr. Krucker was formerly the chief operating officer of Fun City Popcorn, Inc., a Nevada corporation which recently changed its name to Tone Products. Mr. Krucker left Tone Products to accept the office of President of the Company.

Robert D. Milne, M.D. is the Chairman of the Board of Directors of the Company.

Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. He is also the inventor of the ELAST Device. Before starting his own practice at the Milne Medical Center in Las Vegas, Nevada, Dr. Milne was Medical Director at the Omni Medical Center and also practiced medicine at the Nevada Clinic after previous assignments in emergency medicine and a family practice. Dr. Milne is the author of numerous papers in the medical field and has authored several books, including The Definitive Guide to Headaches and The Photon Connection - Energy for the New Millennium.

Dr. Eduardo Daniel Jimenez Gonzalez; Director

Dr. Jiminez is an international banker and Mexican attorney who specializes in immigration, civil, and criminal matters in the Republic of Mexico and who provides international consulting services regarding finance, credit, commerce, industrial and tourist development, import and export matters, and administrative management. Dr. Gonzalez is a Fullbright Scholar who received a Master of Arts Degree from John Hopkins University, School of Advanced International Studies, in Washington, D.C. and who has studied International Economics at Harvard University and American Civilization at Georgetown University. Dr. Gonzalez has served as a counselor at the Mexican Embassy in Washington, D.C., as a Mexican Minister in Bonn, as Ambassador at Large for Mexico in Oslo, Norway and Islandia, and as private secretary for a former President of Mexico. He has served as Managing Director for Latin American Investment Banking for First Chicago Bank in Panama, Colombia, Venezuela, Ecuador and Peru, as First Chicago Bank's Vice-President for the Western Hemisphere. He is an international lecturer on economic development and an International Law Professor at the University of Mexico.

There  is  no family relationship between any of the officers  or directors of the Company. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director of the Company from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Company so enjoined.

 Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth each person known to the Company, as of April 12, 2001, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group.

                                            Amount and
                                            Nature of
              Name and Address              Beneficial   Percent of
Title of      of Beneficial Owner           Ownership       Class
Class
Common Stock  Thomas Krucker (1)                376,734       5.75%
              2505 Rancho Bel Air
              Las Vegas, NV 89107
              Dr. Robert Milne (2)              648,998       9.90%
Common        2432 Greens Ave.
              Henderson, NV  89014
Common        Total Beneficial Owners         1,025,732      15.65%
              of 5% or more
Ownership of Officers and Directors:
Common Stock  Thomas Krucker (1)                376,734       5.74%
              2505 Rancho Bel Air
              Las Vegas, NV 89107
Common Stock  Dr. Robert Milne (2)              648,998       9.90%
              2432 Greens Ave.
              Henderson, NV  89014
Common        Eduardo Jimenez Gonzalez           25,000       0.59%
              32 Montego Ct.
              Coronado, CA 92118
Common Stock  All directors and officers      1,050,732      24.77%
              as a group(2 persons)

(1)  Shares  of the Company's common stock are held  by  (i)  Mr.
Krucker; and (ii) a trust in the name of Mr. Krucker's spouse, Katherine.

(2)  Shares  of the Company's common stock are held  by  (i)  Dr.
Milne; and (ii) Dr. Milne's spouse, Julie Milne, and (iii) their three daughters, who hold 1,000 shares each.

                    Description Of Securities

The Company is authorized to issue 25,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The Bylaws of the Company specify how the cash available for distribution, whether occurring from operations or sales or refinancing, is to be shared among the shareholders. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividend Policy.

The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

              Interest Of Named Experts And Counsel

No "expert", as that term is defined pursuant to Regulation
Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

    Disclosure Of Commission Position On Indemnification For
                   Securities Act Liabilities

Article VI of our bylaws provides for the indemnification of our officers and directors to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows us to indemnify any person made or threatened to be made a party to any action, except an action by us or in our right, by reason of the fact that he or she is or was a director, officer, employee or agent of, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article Five of the Articles of Incorporation provides for indemnification of such a person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

Under Section 78.7502(2), a similar standard of care applies to derivative actions by us or in our right, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to us.

In addition, Section 78.751(2) allows us to advance payment of indemnifiable expenses prior to final disposition of a proceeding. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 78.752 of the Nevada Revised Statutes and Article VI,
section 2 of our Bylaws enable us to purchase and maintain insurance for our present and former directors, officers, employees and agents. Accordingly, we have provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as our director or officer, including liabilities under federal securities laws.

Additionally, the Twelfth Article of the Articles of Incorporation limits the liability of our directors under certain circumstances. Article Five states:

     No director or officer of the Corporation shall be personally liable to the Corporation or any of it's stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Articles by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

             Organization Within The Last Five Years

Transactions with Promoters.

Thomas Krucker and Dr. Milne were the promoters of the Company. Mr. Krucker received 50,000 shares of common stock of the Company for his management and organizational services provided to the Company. Dr. Milne received his original issue of shares of common stock of the Company pursuant to the licensing agreement for the ELAST Device.

Additional information about certain relationships and related transactions is specified more completely under the portion of this Prospectus entitled Certain Relationships and Related
Transactions at Item 19 below.

                     Description Of Business

Development of the Company.

The Company was incorporated in the State of Nevada on November 5, 1996 under the name Med Mark, Inc. In 1998, Elast Technologies Corporation, A Delaware Corportion, merged with and into Elast Merger, Inc., a Nevada Corporation, which was a wholly owned subsidiary of Med Mark, Inc. On or about June 29, 1998, the Company filed a Certificate of Amendment to its Articles of Incorporation changing the name of the Company to Elast Technologies, Inc. The executive offices of the Company are located at 2505 Rancho Bel Air, Las Vegas, Nevada 89107. The Company's telephone number is 702.878.3397.

On or about June 30, 1998, the Company acquired all of the issued and outstanding capital stock of Elast Technologies Corporation, a Delaware corporation ("Elast Delaware"), and, as specified above, changed the Company's name from Med Mark, Inc. to Elast Technologies, Inc. The Company entered into a licensing agreement with Dr. Robert D. Milne and acquired the rights to develop, test, manufacture, and market Dr. Milne's patented allergy-testing device ("ELAST Device", U.S. Patent No. 5413113, issued on or about May 9, 1995). Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. The Company has spent significant amounts of time during its last two fiscal years on research and development activities relating to the ELAST Device.

Business of the Company.

The Company is engaged in the development of two separate diagnostic tools: Its allergy testing device and its chiropractic outcome-measuring instrument. These instruments stem from the Company's identification of commercial applications for worldwide patents secured by Robert D. Milne, M.D. A primary application is the innovative Electronic Allergo Sensitivity Test ("ELAST Device") The ELAST Device is a no-invasive medical tool designed to accurately diagnose allergies, as well as food and chemical sensitivities. The Company holds the patents, trademarks and legal rights to manufacture and sell and lease its electronic allergy-testing device and is continually striving to achieve refinement of its prototype.

A second and more readily available commercial application of the Company's technologies is the Bio-Potential Instrument. While working towards the perfection of the ELAST Device, the Company's engineer realized a chiropractic application of its technology. Specifically, they discovered that the measurement of the body's electrical responses could be applied to measuring chiropractic outcome. The Bio-Potential Instrument can provide doctors of chiropractic with the means to measure the damage of vertebral subluxations, small misalignments of the vertebrae, which interfere with the normal nerve flow, as well as the normalizing effect of chiropractic adjustments. In its present stage of development, management believes that the instrument is capable of providing such assessments. With functional input from a chiropractic perspective, it is being tailored into an objective outcome-measuring instrument for use by the chiropractic profession.

Allergy Division

Estimates from the Second National Health and Nutrition Examination Survey suggest that allergies affect as many as 40 to 50 million people in the United States. Key to the treatment of allergies is the proper identification of the offending allergens. Therefore it is not surprising that allergy testing was identified by the Centers for Disease Control and Prevention as the reason for 1.4 million office visits to physicians in 1991 alone.

Annoying reactions to foods were first documented by Hippocrates (460- 370 BC) and some 600 years later by Galen (131-210 AD). However, it was not until the 20th century when fulminating reactions attributable to specific foods were linked, that systematic inquiries were initiated. In the 1920's, two German scientists discovered the immediate-type hypersensitivity reactions in humans.

Over the subsequent decades increasing numbers of cases of allergic reactions to foods were documented and the spectrum of the clinical abnormalities expanded to include the slower onset reactions of targeted organs. However, the cause-effect relationship between the exposure to the food and the manifestation of the clinical abnormalities was often not established.

                          ELAST DEVICE

The technology of the Electronic Allergo Sensitivity Test (ELAST
Device) is based on:

     (1) the physiological fact that the human body has an electric current; and,

     (2) the clinical observation that the body's electrical current changes when it is exposed to a substance to which the body is sensitive or allergic.

The ELAST Device detects, measures and records perturbations of normal micro-voltage upon a patent's exposure to an offending substance. The Device charts the electrical flow, processes the signal via analog-to-digital conversion, and presents it graphically on a PC screen. This process is made possible by sophisticated software developed by the Company, resulting in documentation similar to an EKG.

ELAST Technologies holds patents, trademarks and legal rights to the ELAST Device in all worldwide target markets and, upon its perfection, the ELAST Device is expected to be a significant aid in the diagnoses of allergies and sensitivities.

The ELAST Device detects, measures and records perturbations of normal micro-voltage upon a patent's exposure to an offending substance. The Device charts the electrical flow, processes the signal via analog-to-digital conversion, and presents it graphically on a PC screen. This process is made possible by sophisticated software developed by the Company, resulting in documentation similar to an EKG.

The Company holds the patents, trademarks and legal rights to the ELAST Device in all worldwide target markets and, upon its perfection, the ELAST Device is expected to be a significant aid in the diagnoses of allergies and sensitivities.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and comparable foreign government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the ELAST Device can be marketed. Various federal, state and foreign statutes also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. Obtaining such approvals, and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. To date, the Company has not determined what procedures, if any, will be required in this regard and has not begun any of these procedures. The Company is currently investigating the possibility that the ELAST Device falls under a category for which FDA approval has already been given. The Company anticipates that the ELAST Device may be included in such a category, but research is currently being done by the Company to determine regulatory requirements. In addition, regulatory testing and approval would require significant funding and, in the event that such funding exceeded the present financial resources of the Company, the Company would have to raise additional capital to market the ELAST Device.

In the event the FDA or other domestic or foreign regulatory agency requires approval and testing of the ELAST Device, prior to its commercial exploitation, the Company cannot provide any assurances that testing procedures will be successfully completed, or if completed, demonstrate that the ELAST Device is safe and efficacious. Further, there can be no assurances that any required government approvals will be obtained. Accordingly, there can be no assurance that the Company will be able to market the ELAST Device in the United States or any foreign country. Any failure by the Company, its subsidiary, collaborators or licensees to obtain any required regulatory approvals or licenses would adversely affect the ability of the Company to market its products and would have a significant adverse affect on the Company's revenues.

Allergy Testing Market

Management believes that the prospective market for the ELAST Device is vast. The number of people affected by allergies and food and chemical sensitivities is staggering and the early and accurate identification of offending allergens is critical to efficacious treatment.

The American College of Allergy, Asthma and Immunology estimates that allergies, including hay fever, asthma and skin disorders, affect 25% of the population. Notably, allergies are the sixth-leading cause of chronic disease in the United States and are estimated to cost the health-care system more than $18 billion annually.

Currently, the same types of blood tests that are used to detect food allergies are being used for other types of allergies. The accuracy level for these tests is higher than for food allergies, but management believes that the ELAST Device's ease of use, non-invasiveness, real-time quantifiable results and much lower costs make ELAST a potential leader in the larger market segment.

Because of physical changes in our bodies as we age and because of increased usage of prescription drugs, adults over the age of 60 are much more susceptible to adverse reactions. Of the nearly 45 million Americans 60 and older, approximately 90% are taking one or more medications. According to the book Worst Pills, Best Pills, in 1990, an estimated 659,000 older Americans adults (60 and older) were hospitalized because of adverse reactions to drugs they were taking before their hospitalization. For these reasons, management believes there is great potential for the Electronic Allergo Sensitivity Testing device when testing for adverse reactions to prescription drugs.

Management also believes that the ELAST Device can benefit the 15% of the population that the National Academy of Sciences estimates suffer from a variety of disabling symptoms as a result of exposure to chemicals.

The following statistics are illustrative of the enormity of the allergy testing market.

     * In 1998 prescription drug expenditures for allergy related therapeutic agents exceeded $6 billion. 34

     * From 1993 to 1998 the annual expenditures for antihistamines increased more than 600% from $317 million to $2.3 billion.

     * Contact dermatitis and other eczema were diagnosed during more than 7.1 million office visits to physicians and 430,000 outpatient visits.

     * Between 2 to 3% of hospitalized patients have allergic drug reactions.

     * Eight percent of children younger than six years experience food intolerances. Of this group, 2 to 4% appear to have allergic reactions to food. In adults, an estimated 1 to 2% is sensitive to food or food additives.

Competition

The ELAST Device offers a completely unique approach to the diagnosis of allergies and sensitivities than any allergy testing method currently employed by the health care industry. The science underlying the ELAST Device represents a paradigm shift from biochemistry to bioelectricity. Accordingly, Elast's competition will not be other firms offering a similar product, which is the competitive norm, but rather existing testing methods. There are several including the skin-prick, Oral Challenge Test and various types of blood testing. But, these allergy-testing methods suffer, as a group, from being insufficiently accurate and/or invasive, painful, time consuming and expensive. Worst of all, they are too often diagnostically inaccurate, leaving patients' conditions untreated, to the frustration of both patient and doctor.

In fact allergists agree that results of available blood testing are not a good indication of allergies. For example, a clinically significant maladaptive response to a specific food (or other allergic substance) cannot be diagnosed by the presence of a positive serological or skin prick test alone; neither can the diagnosis be invalidated by their absence. Even when the food allergy is of the immediate type, skin prick tests and measurement of allergen-specific IgE may be negative. Furthermore, it is clear that IgE mediated immune responses do not explain many food reactions.

Clinical reports have shown that, in addition to typical allergic responses such as asthma, skin rashes, and rhinitis, other disorders such as vascular headache, irritable bowel syndrome, Crohn's Disease, arthritis, and neurological problems including attention deficit disorder and hyperactivity may be attributed to food sensitivities.

Additionally, for most foods, true standardization is not yet available. Radioallergosorbent Testing ("RAST") testing is usually inferior to other means of allergen quantification.

Because of the inaccuracies and inconsistencies present in current clinical allergy tests, the elimination diet continues to be the "gold standard" for diagnosing food allergies and food intolerance.

Currently, the market for allergy testing devices (skin-prick test kits, RAST and cytotoxic testing) and products (allergens, solutions, syringes, etc.) consists of companies of varying size and capabilities, ranging from small privately held companies to divisions of multibillion dollar international companies. According to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Upjohn, Inc.) held a 73% worldwide market share for in vitro allergy tests. Additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation. This list of competitors is not exhaustive.

Sales and Marketing Strategies

People with actual allergic reactions or food-related symptoms often seek treatment from physicians who specialize in allergy treatment. In addition to these specialists, patients often seek relief from other medical practitioners who believe that food allergies and sensitivities are often the cause of underlying medical complaints. These medical practitioners include chiropractors, naturopaths, clinical ecologists, and otolaryngologists (ear, nose and throat specialists).

The number of these practitioners in the United States are approximately as follows:

   Allergists/Immunology Physicians           -         3,400
   (according to the American Medical
   Association)
   Otolaryngologists                          -         8,400
   (according to the American Medical
   Association)
   Chiropractors                              -        50,000
   (according to the American Chiropractic
   Association)
   Naturopaths                                -         1,400
   (according to the American Association
   of Naturopathic Physicians)
   Clinical Ecologists (estimated)            -           500
   Pharmaceutical Retail                      -     unavailab
                                                           le
   All Physicians Prescribing Medication      -     unavailab
                                                           le

Management believes that all the above listed medical practitioners and their patients could benefit from Elast's technology, which is designed to provide a more accurate and cost effective testing method than those currently in use for food allergy testing. The ELAST Device has significant benefits over the testing methods commonly used to detect allergies and sensitivities. Both RAST and cytotoxic testing require that the patient's blood be drawn and sent to an outside laboratory, which causes results to be delayed several days. Skin-prick testing is also invasive in that it requires that the patient's skin to be scratched or punctured. The ELAST DeviceT, by contrast, requires only the attachment of harmless electrodes to the patient's skin; furthermore its results are immediate.

Elast anticipates that it will contact medical practitioners through specialized marketing agents and Company sales representatives. The Company plans to provide education, training and support to physicians and their staffs in testing and identifying potential allergic conditions for testing diagnosis and treatment. These initiatives, however, cannot be undertaken in the US until the FDA grants approval.

International Sales and Marketing

Outside the US, where the FDA does not have jurisdiction, regulatory approval of the ELAST Device is expected to be granted more readily (if approval is even required). Thus, ELAST plans to aim to introduce its ELAST Device in selected overseas markets prior to its anticipated introduction in the US.

Elast Technologies has entered into a licensing agreement with River Plate (New South Wales, Australia), which acquired exclusive rights to market the ELAST Device in Australia and New
Zealand.

The Company is also currently negotiating proposed marketing agreements for both Japan and Mexico as well as a joint venture for Chinese distribution. An Asian medical diagnostic device firm seeking to acquire the licensing rights for the ELAST Device in the South Korean market has also approached the Company. The Company is very cognizant of the potentials offered by the international market and has made it a high priority to have international licensing agreements in place when the ELAST Device is ready for market.

Product Placement

The Company plans to place the ELAST Device with physicians and hospitals through a lease program as opposed to a direct sale. The current plan calls for a three-year lease with a forfeitable lease payment of $3,000 each term. Test revenues will be in addition to, and separate from, the cost of leasing the device.

This model will have advantages for both the Company as well as the physician and health care facility. The lessee of the device will receive training, maintenance, service and software/hardware upgrades and the Company will receive the recurring revenue of the lease payments and the retention of ownership, including ownership and control of test data.

Chiropractic Division

Since its founding Elast Technologies, Inc. has focused its energies on perfecting the ELAST Device. In pursuing that goal the Company's engineers realized a chiropractic application for Elast's technology. More specifically, the Company discovered that it had the capability to objectively measure the outcome of a chiropractic spinal adjustment. After further exploration, Elast's Board of Directors concluded that the Company would establish a chiropractic division to market its chiropractic device, transforming Elast from a purely research and development company to a manufacturing/marketing company and providing a mechanism to generate revenue to further the refinement of the allergy diagnostic device.

The Company has entered into an agreement with Dr. Terry A. Rondberg to head its newly established chiropractic division and oversee the marketing of the device to the chiropractic profession. Dr. Rondberg's extensive knowledge and contacts in this field, and his position as founder and president of the World Chiropractic Alliance, make him the ideal candidate for this position.

The ELAST Device derives its diagnostic capabilities from its ability to measure, non-invasively and in real-time, the body's electrical responses to external stimuli. For the chiropractic profession the patented technology should prove valuable when applied to measuring the outcome of the chiropractic event. Doctors of chiropractic have long sought an objective means to measure outcome of the correction of vertebral subluxation. Until now, however, the technology to quantify this phenomenon has not existed. Elast's Bio-Potential Instrument will measure the electrical flow of the patient and show changes in real time, both assisting in establishing care parameters, and encouraging patient understanding of the efficacy of subluxation corrective care.

By providing doctors of chiropractic with the means to measure the positive indications of vertebral subluxations, small misalignments of the vertebrae which interfere with the normal nerve flow and homeostasis, and the correction of a vertebral subluxation through chiropractic spinal adjustments, the Bio-Potential Instrument offers an objective outcome assessment to doctors of chiropractic. In its present stage of development, the Bio-Potential Instrument is capable of providing such an assessment, and with appropriate input from a chiropractic perspective, the device is being tailored into an objective outcome-measuring instrument for use by the chiropractic profession.

Chiropractors will measure their patients with the device pre and post delivery of the spinal adjustment to correct the vertebral subluxation(s). The patients will be able to see for themselves the immediate results of correcting or reducing the spinal nerve interference by measuring any change in the outcome of electrical potential. Management believes that the Instrument will eliminate any uncertainty regarding the efficacy of rendering chiropractic spinal adjustments to correct vertebral subluxations.

We believe that the chiropractic application of the device will provide significant revenues in the near future. Through expansion into this field, increased product recognition will lead to future applications for the device in other health care fields such as reflexology and acupuncture, whose industry leaders are also active in the search for objective methods to justify their costs and treatments. ELAST will be well positioned to become the leader in the field of health care outcome measurement and assessment methods.

Chiropractic Market

There are approximately 60,000 chiropractors in the United States. A 1991 Gallup poll commissioned by the American Chiropractic Association found that 10.1% of adults had used chiropractic services within the last year. Chiropractic is the third largest primary health care field after medicine and dentistry.

Management's estimates demonstrate that Elast should realize $8 million dollars in revenue after marketing the device for one year. When the Company achieves a 10% saturation rate of the domestic chiropractic market, Elast will have realized $18 million in device revenue and $30 million annually in test revenue.

                    BIO-POTENTIAL INSTRUMENT

The Bio-Potential Instrument is a patented, non-invasive, diagnostic device based on the physiological fact that the body has an electrical current and the clinical observation that the body's current changes when exposed to an external stimulus (such as a chiropractic spinal adjustment). The device detects, measures, and records the body's electrical current in real time. By running the micro-voltage measurements through the Company's proprietary software, the current is then represented graphically on a PC screen similar to an EKG. The Instrument is vastly different and superior to any other device that claims to do something similar because it puts nothing (i.e. a guard voltage) into the body, and the electrical measurements are not dermal in origin.

The Bio-Potential Instrument consists of a number of interdependent components. The first is a dual sensor electrode, which is a proprietary development of the Company, in combination with an analog to digital conversion unit. This is the portion of the device that is in contact with the test subject. A fiber-optic communication system connects the sensing unit to the second part of the system, the test module. Rechargeable power cells provide a medical grade power supply, which achieves accuracy and stability of the system. The test module can support and record multiple (30) sensing units simultaneously. The test module then sends the readings to a server of the Elast network, a designated computer running the Elast software, which converts the measurements to a graphic format that can be stored, analyzed, and transmitted over the Internet. The resulting graphic file of the test is then transmitted back to a screen in the practitioner's office where it can be printed out for the test subject and become a permanent part of the patient's record.

The Bio-Potential Instrument in its current state of development successfully measures the change in the body's electrical flow following the metabolic event of a chiropractic spinal adjustment. The final modifications to this device are desirable more from a marketing standpoint than as a result of technological necessity.

Sales and Marketing

Elast Technologies Inc. has recently entered into an agreement with Dr. Terry A. Rondberg to head its newly formed chiropractic division. Dr. Rondberg is internationally prominent in the field of chiropractic as founder and president of the World Chiropractic Alliance. The World Chiropractic Alliance boasts a large international membership representing the interests of 50,000 doctors of chiropractic in the United States and another 10,000 doctors outside the U.S. The Bio-Potential Instrument presents an opportunity for the chiropractic profession to gain increased credibility through objective measurements through its ability to measure the powerful effects that occur after chiropractic adjustment and the changes in electrical flow when a vertebral subluxation is corrected in a human being.

Dr. Rondberg has developed a plan to market the device to the chiropractic profession. Elast plans to employ its own well-trained sales force to market the Instrument to ensure that the needs of the doctor of chiropractic will be understood and met. In addition a technical support staff will be employed to monitor and support constant network connections to ensure network testing and billing operations.

Elast plans three components to its marketing plan. First, Elast will enlist chiropractor participation in a wide reaching study in which the participating doctors of chiropractic will lease the Bio-Potential Instrument and incorporate its use in their practice. Test results and user comments will be compiled as part of the clinical study.

In addition, Elast has enlisted the assistance of Robert H.I. Blanks, Ph.D. Dr. Blanks is a Professor of Anatomy and Neurobiology at the School of Biological Sciences, University of California, Irvine. Since receiving his Ph.D. in 1973 Dr. Blanks has continued his studies through extensive and almost constant funded research as well as postgraduate teaching. Dr. Blanks is widely published, has lectured extensively and has received numerous awards from the scientific community. At Elast Dr. Blanks will evaluate the Bio-Potential Instrument as it applies to the physiology of the human body in an effort to provide the scientific support for the Instrument.

The second component of Elast's marketing strategy will involve traditional advertising. Elast plans to focus its marketing attention on the approximately 50,000 existing doctors of chiropractic in the United States along with the 10,000 international practitioners and with Dr. Rondberg's experience its advertising dollars will be spent most effectively. Moreover, as the Bio-Potential Instrument will revolutionize the chiropractic profession, its low cost should ensure its ready saleability

The third component of the marketing plan is designed to convey the benefits of the Bio-Potential Instrument to the future doctors of chiropractic. ELAST plans to place Bio-Potential Instruments in participating chiropractic college clinics. Preliminarily approximately six chiropractic colleges have indicated their interest in using the Bio-Potential Instrument. Aside from providing valuable data this strategy will expose the Instrument to students of chiropractic and hopefully, upon graduation, they will use the Instrument in their practices.

Elast's Bio-Potential Instrument presents a new technology that the chiropractic profession has been searching for since its earliest development. Therefore, by employing a focused marketing plan Elast has unlimited earnings potential.

Product Placement

The current chiropractic-application business model calls for a 3-year renewable lease with a forfeitable lease payment of $3,000 per device. Another lease payment will become due upon renewal of the lease in the fourth year and at the beginning of each subsequent lease period.

In order to encourage doctors of chiropractic to incorporate use of the Instrument into their practices, Elast anticipates charging a nominal fee (i.e. one dollar per patient) for testing. At that cost, the chiropractor will not have to alter his patient fee rates to add the Instrument to his practice. Each individual test will be transmitted over the Internet from the Instrument to the central data center where the results will be collected in the database and then instantaneously transmitted back for use by the doctor of chiropractic.

The advantages of leasing the Instrument accrue to both Elast and the practitioner. Elast will receive more revenue (through lease renewal) as well as retain the rights and privileges of ownership, especially as these rights would pertain to the database of test results. This database should prove a most valuable asset of Elast. The practitioner would receive the benefits of training, service, maintenance, and software or hardware updates as they became available.

Competition

The Bio-Potential Instrument is based on a new and exclusive technology developed by Elast Technologies Inc. The instrument satisfies a need of the chiropractic profession that has never before been met; accordingly there is no current competition for Elast. Through patent protection and Elast's business plan, Elast will protect its proprietary property for as long as possible. Elast will have taken control of the market and be the industry standard before competition has the opportunity to present itself. In this way, Elast will limit future competition as well.

                   Operating and Manufacturing

While the allergy device is still in the development and clinical phase, only the chiropractic device will be in production. In order to keep the costs as low as possible while retaining as much control as possible, the first production run will be a beta run of 25 units. This run will be sub-contracted out to domestic manufacturers. While the sub-contracting scenario sacrifices some control, economies of scale make in-house manufacturing impractical. At this point in time, the Company does not want to send the manufacturing overseas because while it may be slightly cheaper, vital control of the process would be sacrificed.

The Company has developed positive relationships with vendors during the development phase, however, and has confidence in the reliability of these sub-contractors. The Director of Engineering will personally oversee the manufacturing process and coordinate interaction and assembly between the vendors and sub-contractors. In order to ensure a manageable production run the first run will be limited to 25 units. That number of units should provide a satisfactory number of units that may be required by the Company for further refinement or research trials.

The product will be manufactured in two stages using Surface Mount Technology and computer automated assembly processes. After assembly, all electronic components will be rigorously tested before release using the Company's proprietary computerized testing system. The heart of the devices is electronic circuitry that controls all data collection functions. Many surface mount manufacturers can provide the electronic parts necessary for manufacture. The Company also has its own sources for all components. After assembly, the tested electronic circuit boards will be encased in technologically - advanced looking packaging that will psychologically impart the advanced characteristics and technology of the devices.

When the Company is confident that it has identified all changes or modifications that would be necessary for the marketable units or in the manufacturing process, Elast will initiate a production run of 10,000 units. At this level, the cost per unit would start to come down and the Company will have an inventory that should cover all reasonable sales expectations until such time as another run may be undertaken. Storage and handling of the finished product will be contracted to a public warehouse operator specializing in medical products and offering a secure environment so that the Company is assured that its sensitive technology will be protected.

Government Regulation

A significant factor in the production and marketing of the Company's products, and in its research and development activities, is the Regulation by governmental authorities in the United States and other countries. The FDA regulates medical devices and categorizes them into three regulatory classifications subject to varying degrees of control:

     Class I:    Subject to the least regulatory control. Require
           compliance with labeling and record keeping regulations.

     Class II:   Subject to performance standard and other
           general controls.

     Class III: Require clinical testing to assure safety and effectiveness. Subject to other general controls

Management believes that the ELAST Device should be classified by the FDA as a Class II medical device similar to an EKG. The Company has prepared a 510K application for approval but has not yet submitted it to the FDA pending consultations with leading consultants in the field. Management is still in the decision-making process regarding regulatory approval for the chiropractic Bio-Potential Instrument. A 510K could be submitted, using a Surface Electromyography (SEMG) device as a predicate, however, the Company may be limited in its marketing claims and uses if it takes that approach. Another alternative would be to simply use a disclaimer and not seek FDA approval.

The decisions in this area are made more complex due to the unique and exclusive nature of the company's technology and diagnostic devices. The FDA makes approval processes much simpler for companies who just want to copy and compete with existing technologies. Elast has a brand new technology however, and for that reason, does not fit neatly into the FDA's guidelines. The Company is consulting with leaders in this field in order to determine the best course of action in this regard. If deemed the right course, the Bio-Potential Instrument may be marketed without FDA approval. The allergy device requires approval and in a worse case scenario, the FDA would require large-scale clinical trials, which the Company plans on undertaking anyway. In addition to human health care products and medical devices, the FDA also regulates the processes and facilities used to manufacture such products.

Among the conditions for marketing products approved by the FDA, is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to the FDA's Good Manufacturing Practice (GMP) regulations which must be followed at all times. These regulations require adherence to strict quality control procedures, including documentation of all aspects of manufacturing process, to demonstrate that a "controlled" process that ensures consistency and reliability of the end product. Any significant changes to the manufacturing process require notification and documentation to the FDA.

The FDA has the right to conduct inspections of the manufacturing facility at any time and at its discretion. To ensure full technical compliance to FDA regulations, the Company will continually spend time, money and effort in all areas of production and quality control.

Compliance with Federal, State, and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had a material effect upon the capital expenditures, earnings or competitive position of the Company nor are they expected to be significant in the future.

Employees.

Elast currently has four employees. Management has and is using consultants for business, accounting, engineering and legal services until anticipated revenues become realized. Further, the Company plans to make extensive use of licensing and manufacturing agreements with third parties.

Compliance with Environmental Laws.

The Company's management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, management of the Company believes that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. The Company believes that it is presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event the Company licenses the manufacturing rights, of the ELAST Device, to third parties, the Company will not become subject to any such restrictions. However, at some time in the future, the research, development, manufacturing and production processes of the Company may involve the controlled use of hazardous materials. The Company may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the financial resources of the Company. In addition, there can be no assurance that in the future the Company will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. The Company cannot estimate the potential costs of complying with local, state, and federal environmental laws.

                       Plan of Operations

This prospectus specifies forward-looking statements of management of the company ("forward-looking statements") including, without limitation, forward-looking statements regarding our expectations, beliefs, intentions and future strategies.

Forward-looking statements are statements that estimate the happening of future events and are not based on historical facts. Forward-looking statements may be identified by the use of forward-looking terminology, such as "could", "may", "will", "expect", "shall", "estimate", "anticipate", "probable", "possible", "should", "continue", "intend" or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in this prospectus have been compiled by management of the company on the basis of assumptions made by management and considered by management to be reasonable. Future operating results of the company, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

General Overview

The Company is engaged in the development of two separate diagnostic tools: its allergy testing device and its chiropractic outcome-measuring instrument. These instruments stem from the Company's identification of commercial applications for worldwide patents secured by Robert D. Milne, M.D. A primary application is the innovative Electronic Allegro Sensitivity Test or the ELAST Device, is a non-invasive medical tool designed to accurately diagnose allergies, as well as food and chemical sensitivities. Elast holds the patents, trademarks and legal rights to manufacture and sell and lease its electronic allergy-testing device and is making great strides in refining the prototype. While working towards the perfection of the ELAST Device, the Company's discovered a chiropractic application of its technology, Bio-Potential Instrument. Specifically, Elast's engineers discovered that the measurement of the body's electrical responses could be successfully applied to measuring chiropractic outcome and therefore prove valuable to the chiropractic profession. The Bio-Potential Instrument can provide doctors of chiropractic with the means to measure the damage of vertebral subluxations, small misalignments of the vertebrae, which interfere with the normal nerve flow, as well as the normalizing effect of chiropractic adjustments. In its present stage of development the instrument is capable of providing such assessments, and with functional input from a chiropractic perspective it is being tailored into an objective outcome-measuring instrument for use by the chiropractic profession.

We have established a chiropractic division to market its chiropractic device.

As a development stage company, we have incurred net losses since inception through December 31, 2000 of approximately $5,312,445. We expect that we should be able to generate revenue, due principally to marketing the Bio-Potential Instrument. To date, however, the Company has not generated revenues from the commercialization of any products.

The Company is currently engaged in negotiations with three international firms, wishing to obtain exclusive distribution rights for the ELAST Device in Japan, Mexico and South Korea, respectively. The Company has finalized an agreement for exclusive distribution rights in Australia and New Zealand. Elast is also negotiating with a Chinese technology-manufacturing firm concerning a joint venture to manufacture and market both the ELAST Device and the Bio-Potential Instrument in China and additional Asian markets not covered by the Company's other licensing agreements. The Company has temporarily set aside its negotiations to market the ELAST Device and to concentrate its efforts on the commercial application of the Bio-Potential Instrument.

On December 20, 2000, the Company's common stock underwent a 10:1 reverse split.

During the period from January 1, 2001 through March 31, 2001, the Company issued 2,716,741 shares of its common stock for cash and services rendered. The shares were valued at $900,074. Of this amount $561,050 was for cash and shares issued in exchange of a promissory note.

Subsequent to December 31, 2000, the Company granted options to purchase 250,000 shares of its common stock to three individuals involved in the Company's research and development activities. The options are exercisable at $.50 per share at any time after January 22, 2002.

Objectives

The principal objectives of ELAST Technologies Inc. are as follows:

     * Raise $5 million to facilitate the manufacture and marketing of the Bio-Potential Instrument and meet the financial requirements of a NASDAQ or AMEX listing, partially through this offering and through private placements.

     * Manufacture and place 25 Bio-Potential Instruments as a pre-beta test with doctors of chiropractic and develop an online database/billing network.

     * Perfect the ELAST Device, complete beta test phase and commence broad-based clinical trials under the aegis of a prominent medical research institution to assure market acceptance and file for FDA approval.

     *    Establish    an    Electromechanical   Diagnosis    and
          Therapeutic Information Center and web site for medical practitioners and consumers.

     * Establish a database of patient profiles for use by the medical/health insurance industries.

Results of Operations

Comparison  of  the Year Ended December 31, 2000  with  the  Year
Ended December 31, 1999.

Research and development expenses include the costs of engineering, manufacturing, clinical trials, and related activities conducted in connection to the further prototype development of the ELAST Device to meet the functional and technical requirements for economic viability as well as the marketing and delivery of the Bio-Potential Instrument by the end of the 2nd quarter of 2001. Research and development increased by $33,235 to $362,919 in 2000 from $329,684 in 1999.

Officers' compensation increased by $159,737 to $504,474 in  2000 from $344,737 in 1999.

Legal and professional fees increased by $321,464 to $415,427, respectively, in 2000 from $93,963 in 1999.

Our expenses for consulting services increased by $26,748 to $44,597 in 2000 from $17,849 in 1999.

Our expenses for investor relations increased by $1,179,350 to $1,325,432 in 2000 from $146,082 in 1999.

Other operating costs and expenses significantly increased by $211,366 to $264,724 in 2000 from $53,358 in 1999.

Liquidity and Capital Resources.

At December 31, 2000, the Company had cash and equivalents of $19,194. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock.

Over the past three years, the Company incurred significant operating losses and utilized significant amounts of cash to fund operations. The Company is in a critical stage in its growth as it continues to transition from a research and development company to a manufacturing company with complete marketing and production capabilities.

During 2000, the Company implemented an agenda to reduce its consumption of cash, including operating expense reductions. On February 1, 2000, the Company relocated its research and development facilities to San Diego's Center for Applied Competitive Technologies ("CACT"). Established in 1990, CACT is one of twelve advanced technology centers designated by the State of California to serve firms in the manufacture of biomedical and bio-technical products and to assist such companies in transitioning from research and development activities to manufacturing their products. CACT offers technological time-sharing, whereby certain equipment, otherwise cost prohibitive for development stage companies, is available.

       Manufacturing and Marketing the Company's Products.

The Company does not anticipate any supply problems. As this time, the Company does not require manufacturing facilities. As the principal components of the ELAST Device consist of electronic parts that are readily available, the Company does not anticipate that its manufacturer will have any supply problems. The Company's operations are not effected by any seasonal factors.

                     Description Of Property

Management has elected to keep overhead expenses as low as possible to further research and development activities. Our laboratory is located at the Center for Applied Technologies
(CACT) in San Diego, California. CACT is a government-funded laboratory, which is designed to accelerate the path of biotech products from research and development to manufacturing. CACT offers technological time-sharing, whereby certain equipment, otherwise cost prohibitive for development stage companies, is available. CACT is a member of the National Coalition of Advanced Technology Centers and has served since 1992 as a regional affiliate of the National Institute for Standards and Technology Manufacturing Extension Centers. Since 1997, it has been a Regional Affiliate of NASA's Far West Regional Technology Transfer Center.

Elast's Engineers are utilizing CACT's laboratories and manufacturing extension resources to facilitate the completion of the ELAST Device and the Bio-Potential Instrument in addition to exploring additional applications. Management believes that CACT's wide-ranging resources, such as immediate laser prototyping and varied technical assistance, as well as its access to the latest technologies will accelerate final development of the ELAST Device.

         Certain Relationships And Related Transactions

Related Party Transactions.

Dr. Milne, the Chairman of the Board of the Company, provides office space and services to the Company, at no cost to the Company. At such time as the Company begins receiving revenue from operations, management of the Company anticipates that the Company will begin paying rent for 800 square feet of this office space, at a rate of $1,200 per month.

Also in 1999, Edward L. Hamilton, who was, at the time, an officer and director of the Company, was provided housing in a residence owned by Thomas Krucker. The Company paid Mr. Krucker $15,000 for the housing and that cost was included in Mr. Hamilton's compensation for 1999.

Licensing Agreement Was Not the Result of Arms-Length
Negotiations.

As set forth above, on or about June 12, 1996, Elast Delaware acquired a license from Robert D. Milne, M.D., who was, at that time, Chairman of the Board of Directors and a major shareholder of Elast Delaware, whereby Elast Delaware acquired the exclusive right to develop, manufacture and market the ELAST Device. Elast Delaware issued to Dr. Milne 320,000 shares of its common stock to acquire the licensing rights. The Company believes that the fair market value of 320,000 shares of Elast Delaware's common stock at the time of the transaction was $800, and, therefore, the Company determined that 320,000 shares of Elast Delaware's common stock was fair consideration for the license agreement with Dr. Milne. Because modifications may be made during the development and testing of the ELAST Device, it is not certain that the final technology developed by Elast Delaware will be protected by the original patent.

    Market For Common Equity And Related Stockholder Matters

Reports to Security Holders.

The Company is a reporting company with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The Company currently maintains its own Internet address at www.elast.com.

The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. The Company's common stock trades on the OTC Bulletin Board under the trading symbol "ELTI". This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock. The Company was listed with Standard & Poor's Corporation Records by publication on or about December 3, 1998.

There have been no cash dividends declared on the Company's common stock since the Company's inception. Dividends will be declared at the sole discretion of the Company's Board of Directors.

The Company's Board of Directors has approved and adopted a stock option plan ("Stock Option Plan"), pursuant to which 500,000 shares of the Company's $.001 par value common stock will be reserved for issuance to satisfy the exercise of options. The
Stock Option Plan will be designed to retain qualified and competent officers, employees, and directors of the Company. The Company's Board of Directors, or a committee thereof, shall administer the Stock Option Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers, and to the Company's directors, whether or not those directors are also employees of the Company. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by the Company's Board of Directors. Options granted pursuant to the Stock Option Plan shall not be exercisable after the expiration of ten years from the date of grant.

                     Executive Compensation

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. Officers' compensation, in the aggregate, increased from $344,737 during the year ended 1999 to $504,474 during the year ended 2000. Compensation to the Company's officers is specified on the following chart:


                      Cash        Meals &                            Total
           Stock      Compensati  Entertainmen  Travel   Advance     Compensati
                      on          t                                  on
           --------   ----------  ------------  -------  -------     ----------
                      --          -                                  --

T.               --     $ 188,716   $   1,832   $14,771  $(25,319)     $180,000
Krucker
T.         $265,625            --          --         --               $265,625
Hamilton
Dr. Milne   $24,035        33,000   $   1,814         --               $ 58,849
           --------   ----------  -----------    -------  ---------    --------
Totals     $289,660    $ 221,716   $   3,646     $14,771   $(25,319)   $504,474

Shares  Issued as Compensation for Services. In 2000, the Company
issued  14,400  shares  of its $.001 par value  common  stock  as
compensation   for  consulting  and  engineering  services,   and
employee compensation, as follows:

     (i) Dr. Milne, an officer, director and major shareholder of the Company, was issued shares of the Company's $.001 par value common stock as additional compensation for his services to the Company valued at $24,035; specifically, his continuing efforts related to the development of certain technology which will be utilized by the Company in its business operations.

     (ii) Mr. Hamilton, a former officer and director, was issued shares of the Company's $0.001 par value common stock as compensation for his past services rendered as an officer and director of the Company valued at $265,625.

                      FINANCIAL STATEMENTS

  (a) The following documents are filed as exhibits to this Registration Statement:

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

       Index to the Consolidated Financial Statements

            As of December 31, 2000 and 1999 and
 For Each of the Two Years in the Period Ended December 31,
                          2000 and
  For the Period from June 12, 1996 (Inception) to December
                          31, 2000



          Report of Independent Auditors                   1

          Consolidated Financial Statements
          of Elast Technologies, Inc.:
          Consolidated Balance Sheets,                     2
          December 31, 2000 and 1999
          Consolidated Statements of                       3
          Operations for Each of the Two
          Years in the Period ended December
          31, 2000 and for the Period from
          June 12, 1996 (Inception) to
          December 31, 2000
          Consolidated Statements of                       4
          Shareholders' Equity (Deficit) for
          Each of the Two Years in the
          Period ended December 31, 2000 and
          for the Period from June 12, 1996
          (Inception) to December 31, 2000
          Consolidated Statements of Cash                  9
          Flows for Each of the Two Years in
          the Period ended December 31, 2000
          and for the Period from June 12,
          1996 (Inception) to December 31,
          2000
          Notes to the Consolidated                       11
          Financial Statements

                  REPORT OF INDEPENDENT AUDITORS

  To the Board of Directors
  Elast Technologies, Inc.

   We have audited the accompanying consolidated balance sheets of Elast Technologies, Inc. (a company in the development stage) as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2000 and for the period from June 12, 1996 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Elast Technologies, Inc. (a development stage company) as of December 31, 2000 and 1999, and the consolidated results of operations and cash flows for the years ended December 31, 2000 and 1999 and for the period from June 12, 1996 (inception) to December 31, 2000, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1, 15 and 16 to the financial statements, the Company has suffered losses since inception during it's developmental operations, has negative working capital, and the implementation of its business plan has been limited by its ability to raise necessary operating capital through the sale of its common stock. In addition, the Company has not withheld or reported and is delinquent in the payment of payroll tax deposits discussed in Note 8. The Company's future operations is are dependent, in part, upon its ability to raise sufficient capital to pay its obligations as they come due, complete development and testing of its prototype chiropractic units, finalize the commercial device, establish commercial production, and then successfully market its product. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is partially described in Note 15. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

  Kelly & Company
  Newport Beach, California
  March 31, 2001



                  Elast Technologies, Inc.
            (A Company in the Development Stage )
                 Consolidated Balance Sheets
                 December 31, 2000 and 1999

                                ASSETS

                                                  2000          1999
Current assets:                                 ---------   -----------
    Cash and equivalents                        $  19,194    $ 205,715
    Advances to officer                            26,893            -
                                               ----------    ---------
                Total current assets               46,087      205,715
Equipment, net                                     78,628       10,672
License, net                                            -          240
Other assets                                        2,922            -
                                               ----------    ---------
    Total assets                                $ 127,637     $216,627
                                               ==========    =========
            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable - trade                      $54,753     $14,613
    Accrued payroll taxes                          79,638      38,898
    Due to related party                            4,000           -
    Current portion of capital leases               7,913           -
                                               ----------    ---------
                Total current liabilities         146,304      53,511
Capital leases, net of current portion              5,555           -
                                               ----------    ---------
    Total liabilities                             151,859      53,511
                                               ----------    ---------
Shareholders' equity (deficit):
    Common stock, $.001 par value; 25,000,000       1,612         796
    shares authorized; 1,611,655 and 796,166
    shares issued and outstanding at December
    31, 2000 and 1999, respectively.
    Additional paid-in capital                  5,172,611   2,137,653
    Additional paid-in capital for warrants       205,000     205,000
    Deficit accumulated during the
    development stage                         (5,312,445)  (2,180,333)
                                               ----------    ---------
                                                   66,778     163,116
    Notes receivable                             (91,000)           -
                                               ----------    ---------
Total shareholders' equity (deficit)             (24,222)     163,116
                                               ----------    ---------
Total liabilities and shareholders' equity
(deficit)                                       $ 127,637    $216,627
                                               ==========    =========

     The accompanying notes are an integral part of the
             consolidated financial statements.
                              2


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
                      Consolidated Statements of Operations
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996  (Inception) to December 31, 2000

                                                                               Period from
                                           For the                             June 12, 1996
                                          Year Ended                           (Inception) to
                                      December 31, 2000    December 31, 1999   December 31, 2000
Operating costs:                      ------------------   --------------      -----------------
     Officers compensation                 $504,474           $344,737            $1,052,893
     Research and development               362,919            329,684               868,984
     Legal fees                             323,205             45,589               895,359
     Professional fees                       92,222             48,374               140,596
     Consulting services                     44,597             17,849               296,855
     Investor relations                   1,325,432            146,082             1,475,864
     Travel and entertainment                83,793              1,484                85,277
     Debt conversion expense                115,284                  -               115,284
     Other operating costs and
     expenses                               264,724             53,358               397,153
                                          ---------          ---------           -----------
             Total operating costs        3,116,650            987,157             5,328,265
Interest income                               8,989             10,229                40,271
Interest expense                           (24,451)                  -              (24,451)
                                          ---------          ---------           -----------
Net loss                                 $3,132,112           $976,928            $5,312,445
                                          =========          =========           ===========
Loss per common share - basic
     and diluted                              $3.29            $1.27                 $8.37
                                          =========          =========           ===========

    The accompanying notes are an integral part of the consolidated financial statements.


						   3


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000

                                                                     Elast Technologies,
                                                                            Inc.
                                             Elast Technologies      (Formerly Med Mark,
                                                 Corporation                Inc.)
                                           (A Delaware Corporation)  (A Nevada Corporation    Price
                                             Common      Common      Common      Common        per
                                              Stock       Share      Stock       Shares       Share

Balance, June 12, 1996 (inception)                   -           -          -            -           -

Shares issued for the medical device           320,019      $  320          -            -
license
Shares issued for legal services                 2,133           2          -            -     $  3.15
Contribution of funds expended by the
major shareholder on the Company's behalf            -           -          -            -
Shares issued in private placement              54,667          55          -            -     $  3.78
Net loss                                             -           -          -            -
                                            ----------   ---------  ---------   ----------   ---------
Balance, December 31, 1996                     376,819         377          -            -

Contribution of funds expended by the
major shareholder on the Company's behalf            -           -          -            -
Net loss                                             -           -          -            -
                                            ----------   ---------  ---------   ----------   ---------
Balance, December 31, 1997                     376,819         377          -            -
                                            ==========   =========  =========   ==========   =========
Continued on page 4(a)

  The accompanying notes are an integral part of the consolidated financial statements.

                                        4


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000


Continued from page 4
                                                                        Deficit                          Less:
                                                        Detachable    Accumulated                       Common
                                           Additional      Stock       During the                        Stock
                                             Paid-in     Purchase     Development                    Subscription
                                             Capital     Warrants        Stage           Subtotal     Receivable       Total
                                           -----------  -----------   -----------       ----------   -------------    -------
Balance, June 12, 1996 (inception)                   -            -                -               -             -            -

Shares issued for the medical device             $ 480            -                -          $  800             -       $  800
license
Shares issued for legal services                 6,717            -                -           6,719             -        6,719
Contribution of funds expended by the
major
 shareholder on the Company's behalf             4,167            -                -           4,167             -        4,167
Shares issued in private placement             204,945            -                -         205,000   $  (10,000)      195,000
Net loss                                             -            -       $ (38,309)        (38,309)             -     (38,309)
                                           -----------  -----------    -------------     -----------  ------------  -----------
Balance, December 31, 1996                     216,309            -         (38,309)         178,377      (10,000)      168,377

Contribution of funds expended by the
major
 shareholder on the Company's behalf             1,500            -                -           1,500             -        1,500
Net loss                                             -            -         (62,722)        (62,722)             -     (62,722)
                                           -----------  -----------    -------------     -----------  ------------  -----------
Balance, December 31, 1997                  $  217,809            -     $  (101,031)      $  117,155   $  (10,000)   $  107,155
                                           ===========  ===========    =============     ===========  ============  ===========

 												4(a)

                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000


                                                                        Elast Technologies,
                                                                                Inc.
                                                 Elast Technologies     (Formerly Med Mark,
                                                     Corporation               Inc.)
                                             (A Delaware Corporation)  (A Nevada Corporation     Price
                                                 Common       Common     Common      Common       per
                                                  Stock       Share       Stock      Shares      Share
                                               -----------   ---------   --------   ---------   --------
Balance, December 31, 1997                         376,819       $ 377           -          -
Shares outstanding prior to the reorganization           -           -     122,000      $ 122
Shares issued in private placement                  39,400          39           -          -     $ 5.00
Payment of  receivable arising from
issuance of common stock                                 -           -           -          -
Shares issued on the exercise of warrants           50,664          51           -          -       3.75
Shares issued to consultant in connection
with the reorganization                            100,747         101           -          -       3.75
Shares issued and surrendered in the
acquisition
of Elast Technologies, Inc. (a Nevada
Corporation)
 (reverse merger)                                (567,630)       (568)     567,630        568
Shares issued for consulting services,
   engineering services, and employee                    -           -      27,000         27      15.09
compensation
Shares issued to an existing  shareholder to
  correct a stock issuance error                         -           -       1,334          1
Net loss                                                 -           -           -          -
                                               -----------  ----------  ----------  ---------  ---------
Balance, December 31, 1998                               -           -     717,964      $ 718
                                               -----------  ----------  ----------  ---------  ---------
Continued on page 5(a)

 The accompanying notes are an integral part of the consolidated financial statements.

                                        5


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000

Continued from page 5
                                                                           Deficit                      Less:
                                                            Detachable   Accumulated                   Common
                                              Additional      Stock      During the                     Stock
                                               Paid-in       Purchase    Development                Subscription
                                               Capital       Warrants       Stage       Subtotal     Receivable        Total
                                              ----------    -----------  ------------   ---------   -------------      ----------
Balance, December 31, 1997                      $ 217,809             -   $ (101,031)     $ 117,155    $ (10,000)       $ 107,155
Shares outstanding prior to the                    30,604             -             -        30,726             -          30,726
reorganization
Shares issued in private placement                196,961             -             -       197,000             -         197,000
Payment of  receivable arising
  from issuance of common stock                         -             -             -             -        10,000          10,000
Shares issued on the exercise of warrants         189,483             -             -       189,990             -         189,990
Shares issued to consultant in connection
with the reorganization                           377,697             -             -       377,798             -         377,798
Shares issued and surrendered in the
  acquisition of Elast Technologies, Inc.
(a
   Nevada Corporation) (reverse merger)                 -             -             -             -             -               -
Shares issued for consulting services,
   engineering services, and employee
   compensation                                   407,338             -             -       407,365             -         407,365
Shares issued to an existing  shareholder
to
  correct a stock issuance error                      (1)             -             -             -             -               -
Net loss for the year ended December 31,                -             -   (1,102,374)   (1,102,374)             -     (1,102,374)
1998
                                              -----------   -----------  ------------   -----------  ------------     -----------
Balance, December 31, 1998                      1,420,347             -  $(1,203,405)     $ 217,660             -       $ 217,660
                                              -----------   -----------  ------------   -----------  ------------     -----------


						5(a)


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000

                                                                       Elast Technologies,
                                                                               Inc.
                                               Elast Technologies      (Formerly Med Mark,
                                                   Corporation                Inc.)
                                                    (A Delaware               (A Nevada        Price
                                                   Corporation)            Corporation)
                                                Common       Common      Common     Common      Per
                                                Shares       Stock       Shares      Stock     Share
							     ---------	---------   ---------   -------    -------
Balance, December 31, 1998                             -             -       717,964     $718
 Shares issued in
private
   placement                                           -             -        20,590       21      $14.97
 Shares issued in
private
  placement                                            -             -        50,000       50      $10.00
 Shares issued for
consulting
   services                                            -             -         2,613        2      $15.36
 Shares issued for research and
  development services                                 -             -         5,000        5      $14.80
 Net loss                                              -             -             -        -
Balance, December 31, 1999                             -             -       796,167      796
 Shares sold in a registered offering                  -             -        18,333       18      $14.00
 Shares sold in a registered offering                  -             -         9,000        9      $11.11
 Shares issued for investor relation                   -             -         5,000        5      $17.69
services
 Shares issued for investor relation                   -             -         5,000        5      $23.13
services
 Shares issued for investor relation                   -             -           640        1      $24.38
services
 Shares issued for officer compensation                -             -        12,500       13      $21.25
 Shares issued for officer compensation                -             -         1,900        2      $12.65
Shares subject to litigation                           -             -        26,600       27
 Shares issued in settlement of a dispute              -             -         4,000        4       $7.10
 Shares issued for investor relation                   -             -        13,800       14       $7.17
services
 Shares issued for investor relation                   -             -        30,000       30       $7.23
services
 Shares sold in a private placement                    -             -         5,000        5      $10.00
 Shares issued for research and
  development                                          -             -        10,000       10       $5.00
consulting
 Shares issued for investor relation                   -             -        15,000       15       $9.00
services
Continued on page 6(a)

 The accompanying notes are an integral part of the consolidated financial statements.

                                        6

                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000

Continued from page 6
                                                                              Deficit                      Less:
                                                              Detachable    Accumulated                   Common
                                              Additional        Stock       During the                     Stock
                                                Paid-in        Purchase     Development                 Subscription
                                                Capital        Warrants        Stage       Subtotal     Receivable      Total
                                              -----------     ----------    -------------  -----------  ------------   -----------
Balance, December 31, 1998                     $1,420,347              -     $(1,203,405)     $217,660             -       $217,660
 Shares issued in private
   placement                                      308,229              -                -      308,250             -        308,250
 Shares issued in private
  placement                                       294,932       $205,000                -      499,982             -        499,982
 Shares issued for consulting
   services                                        40,150              -                -       40,152             -         40,152
 Shares issued for research and
  development services                             73,995              -                -       74,000             -         74,000
 Net loss                                               -              -        (976,928)    (976,928)             -      (976,928)
                                              -----------     ----------     ------------  -----------     ---------    -----------
Balance, December 31, 1999                      2,137,653        205,000      (2,180,333)      163,116             -        163,116
 Shares sold in a registered offering             256,650              -                -      256,668             -        256,668
 Shares sold in a registered offering              99,991              -                -      100,000             -        100,000
 Shares issued for investor relation               88,445              -                -       88,450             -         88,450
services
 Shares issued for investor relation              115,620              -                -      115,625             -        115,625
services
 Shares issued for investor relation               15,600              -                -       15,601             -         15,601
services
 Shares issued for officer compensation           265,613              -                -      265,626             -        265,626
 Shares issued for officer compensation            24,033              -                -       24,035             -         24,035
 Shares subject to litigation                        (27)              -                -            -             -              -
 Shares issued in settlement of a dispute          28,396              -                -       28,400             -         28,400
 Shares issued for investor relation               98,986              -                -       99,000             -         99,000
services
 Shares issued for investor relation              216,870              -                -      216,900             -        216,900
services
 Shares sold in a private placement                49,995              -                -       50,000             -         50,000
 Shares issued for research and
  development consulting                           49,990              -                -       50,000             -         50,000
 Shares issued for investor relation              134,985              -                -      135,000             -        135,000
services

						6(a)


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000

                                              Elast Technologies     Elast Technologies,
                                                                            Inc.
                                                  Corporation        (Formerly Med Mark,
                                                                            Inc.)
                                                 (A Delaware                (A Nevada        Price
                                                 Corporation)           Corporation)
                                              Common     Common      Common      Common      Per
                                              Shares      Stock      Shares      Stock       Share
							   ---------   --------    --------   --------    --------
Balance, December 31, 1999 (Continued):
 Shares issued for legal services                     -          -        10,000       $10        $9.00
 Shares issued on debt conversion                     -          -        50,000        50       $11.77
 Shares sold in a registered offering                 -          -         5,000         5        $5.00
 Shares issued for investor relation                  -          -        40,000        40        $4.20
services
 Shares issued for investor relation                  -          -        34,000        34        $8.75
services
 Shares sold in a registered offering                 -          -         5,000         5        $5.00
 Shares issued for investor relation                  -          -         2,500         3        $7.81
services
 Shares sold in a registered offering                 -          -         6,429         6        $3.50
 Shares sold in a registered offering                 -          -         6,061         6        $3.30
 Shares sold in a registered offering,
  net of $10,080 commission                           -          -        21,938        22        $2.74
 Shares sold in a registered offering,
  net of $1,500 commission                            -          -         4,762         5        $1.78
 Shares sold in a registered offering,
  net of $3,000 commission                            -          -        11,111        11        $1.53
 Shares sold in a registered offering,
  net of $300 commission                              -          -         1,081         1        $1.57
 Shares sold in a registered offering,
  net of $1,500 commission                            -          -         5,333         5        $1.59
 Shares issued for investor relation                  -          -         7,500         8        $2.50
services
 Shares sold in a registered offering
  net of $2,250 commission                            -          -        12,000        12        $1.06
 Shares sold in a registered offering
  net of $3,150 commission                            -          -        15,000        15        $1.19
 Shares sold in a registered offering for
   notes receivable                                   -          -       260,000       260        $0.35
Continued on page 7(a)

  The accompanying notes are an integral part of the consolidated financial statements.

                                        7



                           Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000


Continued from page 7
                                                                                Deficit                       Less:
                                                                  Detachable    Accumulated                  Common
                                                  Additional        Stock       During the                    Stock
                                                   Paid-in         Purchase     Development                 Subscription
                                                   Capital         Warrants        Stage      Subtotal      Receivable      Total
								------------    ------------   ------------   ----------    ------------    ---------
Balance, December 31, 1999 (Continued):
 Shares issued for legal services                   $89,990              -              -     $90,000               -      $90,000
 Shares issued on debt conversion                   588,552              -              -     588,602               -      588,602
 Shares sold in a registered offering                24,995              -              -      25,000               -       25,000
 Shares issued for investor relation                167,960              -              -     168,000               -      168,000
services
 Shares issued for investor relation                297,465              -              -     297,499               -      297,499
services
 Shares sold in a registered offering                24,995              -              -      25,000               -       25,000
 Shares issued for investor relation                 19,522              -              -      19,525               -       19,525
services
 Shares sold in a registered offering                22,494              -              -      22,500               -       22,500
 Shares sold in a registered offering                19,994              -              -      20,000               -       20,000
 Shares sold in a registered offering,
   net of $10,080                                    60,098              -              -      60,120               -       60,120
commission
 Shares sold in a registered offering,
   net of $1,500                                      8,495              -              -       8,500               -        8,500
commission
 Shares sold in a registered offering,
   net of $3,000                                     16,988              -              -      16,999               -       16,999
commission
 Shares sold in a registered offering,
   net of $300                                        1,699              -              -       1,700               -        1,700
commission
 Shares sold in a registered offering,
   net of $1,500                                      8,495              -              -       8,500               -        8,500
commission
 Shares issued for investor relation                 18,742              -              -      18,750               -       18,750
services
 Shares sold in a registered offering
   net of $2,250                                     12,738              -              -      12,750               -       12,750
commission
 Shares sold in a registered offering
   net of $3,150                                     17,835              -              -      17,850               -       17,850
commission
 Shares sold in a registered offering for
    notes receivable                                 90,740              -              -      91,000       $(91,000)            -

						7(a)



			          Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000

                                                                         Elast Technologies, Inc.
                                            Elast Technologies     (Formerly Med Mark, Inc.)
                                              Corporation
                                          (A Delaware Corporation)       (A Nevada Corporation)     Price
                                             Common       Common         Common        Common         Per
                                             Shares       Stock          Shares        Stock         Share
							----------    ----------     ---------      --------      --------
Balance, December 31, 1999 (Continued):
 Shares sold in a registered offering            -             -         10,000         $10        $0.68
 Shares sold in a registered offering            -             -         10,000          10        $0.70
 Shares sold in a registered offering            -             -          5,000           5        $0.75
 Shares sold in a registered offering            -             -         26,000          26        $0.70
 Shares sold in a registered offering            -             -         10,000          10        $0.65
 Shares issued for legal services                -             -        100,000         100        $0.56
 Net loss                                        -             -              -           -
                                       -----------   -----------     ----------  ----------   ----------
Balance, December 31, 2000                       -             -      1,611,655      $1,612
                                       ===========   ===========     ==========  ==========   ==========
Continued on page 8(a)


  The accompanying notes are an integral part of the consolidated financial statements.


                                        8






					Elast Technologies, Inc.
                      (A Company in the Development Stage )
            Consolidated Statements of Shareholders' Equity (Deficit)
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996 (Inception) to December 31, 2000



Continued from page 8
                                                                Deficit                      Less:
                                                  Detachable    Accumulated                Common
                                     Additional     Stock       During the                  Stock
                                       Paid-in    Purchase     Development               Subscription
                                       Capital    Warrants        Stage      Subtotal    Receivable      Total
						-----------   ---------    ------------  ---------   ------------    ------
Balance, December 31, 1999 (Continued):
 Shares sold in a registered          $6,740           -              -       $6,750          -       $6,750
offering
 Shares sold in a registered           6,990           -              -        7,000          -        7,000
offering
 Shares sold in a registered           3,745           -              -        3,750          -        3,750
offering
 Shares sold in a registered          18,149           -              -       18,175          -       18,175
offering
 Shares sold in a registered           6,490           -              -        6,500          -        6,500
offering
 Shares issued for legal services     55,900           -              -       56,000          -       56,000
 Net loss                                  -           -   $(3,132,112)  (3,132,112)          -  (3,132,112)
                                  ----------  ----------   ------------  -----------  --------- ------------
Balance, December 31, 2000        $5,172,611    $205,000   $(5,312,445)      $66,778  $(91,000)    $(24,222)
                                  ==========  ==========   ============  ===========  ========= ============

						8(a)


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
                      Consolidated Statements of Cash Flows
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996  (Inception) to December 31, 2000

                                                                                                 Period from
                                                         For the                 For the          June 12, 1996
                                                        Year Ended              Year Ended        (Inception) to
                                                    December 31, 2000       December 31, 1999      December 31, 2000
								  -------------------     --------------------
Cash flows from operating activities:
   Net loss                                        $(3,132,112)               $(976,928)         $(5,312,445)
   Adjustments to reconcile net loss to net
   cash  used in operating activities:
       Depreciation and amortization                     12,038                    2,706               15,514
       Issuance of shares for services                1,660,008                  114,152            2,594,442
       Shares issued in settlement of dispute            28,400                        -                    -
       Loss on sale of asset                                  -                    2,608                2,608
       Debt conversion expense                          115,284                        -              115,284
   Decrease (increase) in assets:
       Advances to officer                             (26,893)                        -             (26,893)
       Other assets                                     (2,922)                        -              (2,922)
   Increase (decrease) in liabilities:
       Accounts payable - trade                          40,140                    5,997               54,753
       Due to related party                               4,000                        -                4,000
       Accrued payroll taxes                             63,226                   34,523              102,125
                                                   ------------               ----------         ------------

      Cash used in operating activities             (1,238,831)                (816,942)          (2,453,534)
                                                   ------------               ----------         ------------
Cash flows provided by (used in) investing
activities:
   Purchase of equipment                               (57,554)                 (17,393)             (78,751)
   Sale of property and equipment                             -                    5,000                5,000
                                                   ------------               ----------         ------------
Cash used in investing activities                      (57,554)                 (12,393)             (73,751)
                                                   ------------               ----------         ------------
Cash flows provided by (used in) financing
activities:
   Proceeds from issuance of convertible debt           450,832                        -              450,832
   Payments on capital lease obligations                (8,732)                        -              (8,732)
   Acquisition of MedMark, Inc.                               -                        -               30,726
   Proceeds from the exercise of warrants                     -                        -              189,990
   Payment of common stock subscription
     receivable                                               -                                        10,000
   Proceeds from the issuance of common stock           667,764                  808,232             1,867,996
   Contribution to additional paid-in capital                 -                        -                 5,667
                                                   ------------               ----------          ------------
Cash provided by financing activities                 1,109,864                  808,232             2,546,479
                                                   ------------               ----------          ------------
Net increase (decrease) in cash                       (186,521)                 (21,103)                19,194
Cash at beginning of period                             205,715                  226,818                     -
                                                   ------------               ----------          ------------
Cash at end of period                                   $19,194                 $205,715               $19,194
                                                   ============               ==========          ============

  The accompanying notes are an integral part of the consolidated financial statements.

                                        9


                            Elast Technologies, Inc.
                      (A Company in the Development Stage )
                      Consolidated Statements of Cash Flows
         For Each of the Two Years in the Period Ended December 31, 2000
     And for the Period from June 12, 1996  (Inception) to December 31, 2000

               Supplemental Schedule of Cash Flow Information
                                                                    Period from
                                         For the         For the    June 12, 1996
                                       Year Ended       Year Ended  (Inception) to
                                      December 31,     December 31,  December 31,
                                         2000             1999          2000

Interest paid                                   -              -        $1,375
Income taxes paid                               -           $170        $1,973


    Supplemental Schedule of Non-Cash Investing and Financing Activities

Assets acquired in non-cash
transaction:
     Acquisition of medical                     -              -          $800
    device license
     Increase in common stock
    subscription
       receivable                               -              -       $10,000
     Issuance of common stock                   -              -     $(10,800)
Issuance of common stock for
notes receivable:
     Common stock receivable              $91,000              -       $91,000
     Issuance of common stock           $(91,000)              -     $(91,000)
Assets acquired in non-cash
transaction:
     Assets acquired                      $22,200              -       $22,200
     Capital lease obligations          $(22,200)              -     $(22,200)
    incurred
Common stock issued upon debt
conversions:
     Debt converted                      $473,318              -      $473,318
     Issuance of common stock          $(473,318)              -    $(473,318)

    The accompanying notes are an integral part of the consolidated financial statements.
                                       10



                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

1.Development Stage Operations

  Elast Technologies, Inc. (a company in the development stage) has a limited operating history with no revenues and no products or operable technology ready for the market. The Company is engaged in the ongoing development of its first marketable product, a non-invasive medical device to test for human bio-voltage measurement with real time, quantifiable, visually displayed results. Management's efforts to date have focused primarily on the raising of equity capital through the sale of its common stock and on the development of the medical device. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to raise sufficient capital to complete development and testing of its prototype chiropractic units, finalize the commercial device, establish commercial production, and then successfully market its product. Management's plans are discussed further in Note 15.

2.Summary of Significant Accounting Policies

  Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of Elast Technologies, Inc. (a Nevada corporation) (the "Company") and its subsidiary, Elast Technologies Corporation (a Delaware corporation) ("Elast Delaware"). All significant intercompany transactions have been eliminated.

  Revenue Recognition

  Revenue sales will be recognized upon the shipment of the Company's medical devices. Provision for discounts and allowances will be provided for in the same period the related medical devices sales are recorded.

  Cash and Equivalents

  The Company invests portions of its excess cash in highly liquid investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. In addition, the Company has no compensating balance requirements. The Company maintains its cash in bank accounts, which did not exceed federally insured limits at December 31, 2000 and exceeded federally insured limits by $104,334 at December 31, 1999; however, the Company has not experienced any losses in such accounts.

  Equipment

  Equipment is recorded at cost and are depreciated using the straight-line method over its expected useful lives. Expenditures for normal maintenance and repairs are charged to operations. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the statement of operations.

  Renewals and betterments that materially extend

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000


2.Summary of Significant Accounting Policies, Continued

  Property and Equipment, Continued

  the life of the assets are capitalized. The Company's property and equipment consists of equipment, computers and software with expected useful lives of 3 - 5 years.

  Intangible Asset

  The Company recorded its intangible asset at cost. The intangible asset was amortized on a straight-line method over the shorter of its contractual term or its estimated useful life, which was shorter.

  Research and Development Costs

  Research and development expenditures are charged to operations as they are incurred.

  Impairment of Long-Lived Assets

  The Company annually evaluates its long-lived assets, including its intangible asset, described as a license to patented technology, for potential impairment. When circumstances indicate that the carrying amount of the asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss
  will   be   recognized.  The  Company's   management   has
  determined that there was such impairment present at December 31, 2000 and the remaining $80 unamortized amount of the license to patented technology was written off.

  Income Taxes

  The Company accounts for income taxes using the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

2.Summary of Significant Accounting Policies, Continued

  Disclosures about Fair Value of Financial Instruments

  The carrying amount of the Company's financial instruments, which include cash and equivalents, advances to officers, accounts payable-trade, and capital leases, approximate their fair values at December 31, 2000 and 1999. The notes receivable included in the statement of shareholders' equity are not considered financial instruments. See the discussion on the notes receivable in Note 12, Stock Transactions - Shares Issued in Registered Offerings.

  Stock Based Compensation

  Statement of Financial Account Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Compensation cost from stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods.

  Common Shares and Per Share Amounts

  All   common  shares  and  per  share  amounts  have  been
  adjusted to give retroactive effect, where applicable to the one for ten reverse stock split.

  Earnings (Loss) per Common Share

  Basic earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings
  (loss) per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

2.Summary of Significant Accounting Policies, Continued

  Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

  Certain  reclassifications have  been  made  to  the  1999 financial  statements  in order to  conform  to  the  2000 financial statement presentation.

3.Equipment

  Equipment  at December 31, 2000 and 1999 consists  of  the following:
                                        2000        1999
                                       ------      -------
     Test equipment                    $  61,028          -
     Computers                            20,848    $12,896
     Computer software                    10,774          -
                                      ----------  ---------
                                          92,650     12,896
     Less: accumulated depreciation     (14,022)    (2,224)
                                      ----------  ---------
     Total property and equipment,
     net                                 $78,628    $10,672
                                      ==========  =========

  Depreciation  expense  for the years  ended  December  31,
  2000  and  1999  and  for the period from  June  12,  1996
  (inception) to December 31, 2000 was $11,798,  $2,546  and
  $14,714 respectively.

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

4.Income Taxes

  At December 31, 2000 and 1999, the components of the provision for income taxes are as follows:

                                   2000          1999
           Current tax expense:
           Federal                       -               -
           State                         -               -
				          --------	----------
                                         -               -
					    --------	----------
           Deferred tax
           expense:
           Federal                       -               -
           State                         -               -
					    --------  	----------
                                         -               -
					    --------	----------
           Total provision               -               -
					    ========	==========

  Significant components of the Company's deferred income tax assets at December 31, 2000 and 1999 are as follows:


                                      2000          1999
Deferred income tax asset:
Capitalized expenses              $  1,716,022  $  723,971
Other                                   43,829      12,741
					    ------------  ----------
Total deferred income tax asset      1,759,851     736,712
  Valuation allowance              (1,759,851)   (736,712)
					    ------------  ----------
Net deferred income tax asset                -           -
					    ============  ==========

  The Company, based upon its history of losses during its development stage and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31, 2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

4.Income Taxes, Continued

  Reconciliation  of the effective income tax  rate  to  the
  U.S. statutory rate is as follows:
                                                2000        1999
     							     --------    -------
      Tax expense at the U.S. statutory
       income tax rate                          (34.0)%      (34.0)%
      Increase in the valuation allowance         32.7         36.2
      Other                                        1.3        (2.2)
							    ---------   ----------
      Effective income tax rate                      -%           -%
							    =========   ==========

  As of December 31, 2000, the Company has a federal research and experimentation credit carryover of $11,985. The credit will begin to expire in 2012. The Company has determined that there will be significant limitations on the future utilization of the net operating loss carry forward due to the ownership changes in the company.

5.Capital Lease Obligations

  The Company leased certain equipment under agreements that are classified as capital leases during the year ended December 31, 2000. The $22,200 cost of the equipment under capital leases is included in equipment. Accumulated depreciation of the leased equipment at December 31, 2000 was approximately $5,098. Depreciation
  of   the  leased  property  is  included  in  depreciation
  expense.

  The future minimum lease payments under capital leases and the net present value of the future minimum lease payments at December 31, 2000 are as follows:

     2001                                      $  9,153
     2002                                         5,471
     2003                                           456
							    ---------
     Total minimum lease payments                15,080
     Less: amount representing interest         (1,612)
							    ---------
     Present  value  of net  minimum  lease
     payments						 13,468
     Less: current maturities                   (7,913)
     							    ---------
     Long-term capital lease obligation        $  5,555
							    =========

6.Convertible Debt

  On March 13, 2000, the Company entered into two convertible note agreements. Each note had an original principal balance of $225,416 and earned interest at 9% per annum with a maturity date of March 31, 2002. The notes were convertible into the Company's common stock at $15.00 per share. On September 30, 2000, the Company induced the conversion of both notes at $9.47 per share and issued a total of 50,000 shares. The Company recognized debt conversion expense of $115,284.

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000


7.Related Party Transactions

  Licensing Agreement

  In 1996 the Company entered into a licensing agreement with an individual who is an officer and major shareholder whereby the Company received the exclusive right to develop, manufacture, and market an allergy detection, non-invasive, medical device (Electronic Allergo-Sensitivity Test Device, U.S. Patent No. 5413113). The Company issued 320,019 shares of Company common stock with a value of $800. The licensing agreement does not require any royalty payments. The licensing agreement is for a term of five years, with the Company holding options to extend the agreement for two additional five-year terms at no additional cost.
  Vehicle Acquisition

  In 1999 the Company paid $11,000 to an officer and major shareholder for rental and purchase of a vehicle. Of the amount paid, $2,700 represented automobile rental and $8,300 represented the purchase price. The automobile was used for business purposes and subsequently sold to an independent party for $5,000. The Company recognized a $2,608 loss from the sale of the asset.

  Advances to Officer

  During   2000,  the  Company  advanced  amounts   totaling
  $26,893 to an officer and shareholder of the Company.

  Due to Related Party

  In 2000, an entity that was controlled by an officer and shareholder of the Company loaned $4,000 to the Company.

  Housing Expenses

  In 1999, an officer was provided housing in a residence owned by a different officer who is a shareholder. The Company paid $15,000 for the housing and the cost was included in the compensation of the officer that used the residence.

8.Commitments and Contingencies

  Patent Technology

  In 1996, the Company entered into a technology licensing agreement that provided for its use of certain intellectual property described by a United States patent. Since obtaining the license rights, the Company has expended significant research and development efforts in conjunction with the intellectual property that has resulted in significant modifications and

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

8.Commitments and Contingencies, Continued

  Patent Technology, Continued

  enhancements. The Company's efforts to date, plus its anticipated efforts in the future, raise doubt that the final technology involved in the medical device will be protected by the original patent. Therefore, the Company has expensed the unamortized costs associated with the licensing agreement.

  Stock Options Dispute

  A dispute between the Company and a former director existed relating to options to purchase common stock granted by Elast Delaware, prior to its merger with the Company. The dispute was resolved in 2000, and the former director received 4,000 shares with a fair value of $28,400 at the time the shares were issued.

  Employment Taxes

  The Company, in its fiduciary capacity as an employer, has the primary responsibility for deducting and remitting both the employer and employee portions of payroll related taxes to the appropriate governmental agencies. Since inception, the Company paid $1,052,893 in compensation to three of its officers upon which taxes were not withheld nor remitted to the appropriate governmental authorities. If, as a result of not withholding employment taxes, the employees incur an income tax liability that ultimately results in a deficiency, the Company becomes contingently responsible, if the employees cannot or do not satisfy that liability. Since inception, the Company is contingently liable for these taxes, penalties, and interest, which approximate $390,000. The employer portion of the payroll-related taxes has been recorded as a liability by the Company.

  Termination Dispute

  A dispute exists between the Company and a former officer and director of the Company. (See Note 9)

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

8.Commitments and Contingencies, Continued

  Operating Leases

  The Company has certain operating leases with future minimum lease payments at December 31, 2000 as follows:

     2001                              $  32,063
     2002                                  4,897
						  ----------
     Total minimum lease payments      $  36,960
						  ==========

  Rent expense for operating leases for each of the two years ended December 31, 2000, and for the period from June 12, 1996 (Inception) to December 31, 2000 was
  $29,379, $9,638, and $39,017, respectively.

9.Stock Based Compensation

  During 1999, the Company's Board of Directors adopted a Stock Option Plan and granted options to purchase 15,000 shares of the Company's common stock to two members of the Board of Directors. The maximum number of shares issuable under the plan may not exceed 500,000 shares. The options were issued with an exercise price of $15.00 with 5,000 expiring in July 2002 and 10,000 expiring in March 2003. As the directors are employees of the Company, the options were accounted for under APB No. 25. The exercise price of the options equaled or exceeded the fair value of the Company's common stock at the date of grant. Consequently, no compensation expense was recognized in connection with the issuance of these options.

  On February 13, 1998, the Board of Directors of Elast Delaware granted 10,000 options to purchase common stock to each of the three members of the Board of Directors of Elast Delaware in recognition of their service to it. The 30,000 options have a three-year term and are exercisable at $20.00 per share. Two of the Directors were employees of Elast Delaware, and their options were accounted for under APB No. 25. The options were granted at prices, which equaled or exceeded the fair value of Elast Delaware's common stock at the date of grant. Consequently, no compensation expense was recognized in connection with the issuance of these 20,000 options. The 10,000 options issued to the directors were valued in accordance with the provision of SFAS No. 123 and determined to have no value, therefore no compensation expense was recognized or pro forma expense disclosed.

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

9.Stock Based Compensation, Continued

  The following summarizes information about stock options of the Company granted and outstanding at December 31, 2000 and 1999:

                                  2000                 1999
                                    Exercise                 Exercise
                           Options  Price      Options       Price
				    --------  ---------  ---------     ---------
Outstanding at beginning
of year			      15,000      $15.00            -        -
Granted                          -           -       15,000   $15.00
Exercised                        -           -            -        -
Forfeited                        -           -            -        -
				      ------      ------       ------   ------
Outstanding at end of year  15,000      $15.00       15,000   $15.00
				      ======      ======       ======   ======

  The following summarizes information about the stock options of Elast Delaware granted and outstanding at December 31, 2000 and 1999:


                                  2000                 1999
                                    Exercise                Exercise
                           Options  Price      Options      Price
				    --------  ---------  ---------     ---------
Outstanding at beginning
of year		 		30,000     $20.00       30,000   $20.00
  Granted                        -          -            -        -
  Exercised                      -          -            -        -
  Forfeited                      -          -            -        -
				      ------     ------       ------   ------
  Outstanding at end of
  year				30,000     $20.00       30,000   $20.00
				      ======     ======       ======   ======

  The Company continues to account for stock-based compensation to employees using the intrinsic value method as prescribed in APB No. 25 under which no compensation cost for options is recognized for options granted at or above fair market value of the Company's common stock at the date of grant. Had the compensation expense for options awards been determined based upon fair values at the grant dates in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share for the year ended December 31, 1999 would have been the amount indicated in the following schedule. There was no effect on the Company's pro forma net loss and net loss per share for the year ended December 31, 2000.
                             20


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

9.Stock Based Compensation, Continued

  The  Black-Scholes Option Pricing Model was developed  for use in estimating the fair value of traded options. The Company's employee stock options have characteristics significantly different from those of traded options, such as vesting restriction and extremely limited transferability. In addition, the assumptions used in option valuation models are highly subjective, particularly the expected stock price volatility of the underlying stock. Because changes in these subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

  The  pro  forma  effect on net loss  for  the  year  ended
  December 31, 1999 may not be representative of the actual results had the Company accounted for the stock options using the fair value method.

    Net loss, as reported                      $  (976,928)
    Pro forma net loss                         $(1,134,928)
    Basic loss per share                          $  (0.13)
    Pro forma net loss per share                  $  (0.15)

  For purposes of the above pro forma calculation, the fair value of options granted in 1999 is estimated using the BSOPM with the weighted average assumptions listed below.

                                              1999
							     -------
Risk-free interest rate                       4.850%
Expected stock dividend yield                     -
Expected stock price volatility               0.834
Expected life in years                        1.000


  Summary    information   about   the   Company's   options
  outstanding at December 31, 2000:

                                         The            Subsidiary
                                       Company       (Elast Delaware)
							--------      ----------------
Exercise price                             $  15.00          $  20.00
Options outstanding, December 31,            15,000            30,000
2000
Weighted average remaining                2.0 years         0.1 years
contractual life
Weighted average exercise price            $  15.00          $  20.00
Options exercisable, December 31,            15,000            30,000
2000
Weighted average exercise price            $  15.00          $  20.00

                             21

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

10.    Stock Purchase Warrants

  The Company's private placement offering of stock in 1999 was accomplished with the sale of 50,000 units comprised of one share of common stock and one stock purchase warrants. The stock purchase warrants were immediately exercisable upon issuance. The stock purchase warrants provide for an exercise price of $24.00 and expire in July 2004. To date, none of the stock purchase warrants have been exercised. At December 31, 2000 and 1999, 50,000 shares of common stock, respectively, were reserved for this purpose.

11.    Loss Per Common Share

  Basic  and diluted loss per common share has been computed by  dividing the loss available to common shareholders  by the  weighted-average  number of  common  shares  for  the period presented.
  The  computations  of basic and diluted  loss  per  common share  for the years ended December 31, 2000 and 1999  are as follows:
                                                                Period from
                                   For the         For the      June 12, 1996
                                   Year Ended      Year Ended   (Inception) to
                                   December 31,    December     December 31,
                                   2000            31, 1999     2000
					       ------------    -----------  ---------------
Net loss available to common       $  (3,132,112)  $ (976,928)    $(5,312,445)
stockholders
Weighted-average shares, basic
and diluted					        953,184      771,188         634,507
						 --------------   ----------    ------------
Loss per common share, basic and
diluted					      $  (3.29)    $  (1.27)       $  (8.37)
						 ==============   ==========    ============

  The effect of the potentially dilutive securities listed below was not included in the computation of diluted loss per share because to do so would have been antidilutive for the periods presented.

                                                                Period from
                                   For the         For the      June 12, 1996
                                   Year Ended      Year Ended   (Inception) to
                                   December 31,    December     December 31,
                                   2000            31, 1999     2000
						 ------------    -----------  ---------------
Shares  of common stock  issuable
under:
Stock options of the Company           15,000          15,000        15,000
Stock options of consolidated
subsidiary						30,000          30,000        30,000
Stock purchase warrants of the
Company                                50,000          50,000        50,000
							------          ------        ------
                                       95,000          95,000        95,000
                                       ======          ======        ======



                             22


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

12.    Stock Transactions

  Shares Issued to Acquire a License Agreement
  In  1996,  the Company issued 320,019 shares of its  stock
  for   $800  to  obtain  a  licensing  agreement  from   an
  individual, who is an officer of the Company (Note 7).

  Shares Issued for Services

  In 1996, the Company issued 2,133 shares for legal services related to corporate formation and preparation of the Company's private placement memorandum. The shares of Company stock were issued for legal services valued at $6,719.

  In 1998 the Company issued 27,000 shares for consulting and engineering services and employee compensation as follows:

     Consultants were issued 11,500 shares as additional recognition of their services to the Company. The shares were valued at their fair value based on the market price at the date of issuance, $15.00 per share.

     An outside engineer was issued 5,500 shares as additional recognition of his services to the Company. The shares were valued at their fair value based on the market price at the date of issuance, $15.40 per share.

     An officer and major shareholder was issued 10,000 shares as additional recognition of his continuing efforts related to the development of the technology of the device to test human bio-voltage. The shares were valued at their fair value based on market price at the date of issuance, $15.00 per share.

  In 1999 the Company issued 7,613 shares for consulting and research and development services as follows:

      Consultants  were  issued 2,613 shares  as  additional
      recognition of their services to the Company. The shares were valued at their fair value based on the market price at the date of issuance, $15.36 per share.

      Research and development engineers were issued 5,000 shares as additional recognition of their services to the Company. The shares were valued at fair value based on the market price at the date of issuance, $14.80 per share.


                             23


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

12.    Stock Transactions, Continued

  Shares Issued for Services, Continued

  In 2000 the Company issued 86,900 restricted shares and 200,940 registered shares for services as follows:

      During 2000, the Company issued 75,000 restricted shares and 78,440 registered shares for investor relations services. The value of the shares and services were based on market value of the shares at the date of issuance, which ranged from $17.69 to $4.20 per share, for the restricted shares and $24.38 to $2.50 per share for the registered shares.

      The Company issued 1,900 restricted shares and 12,500 registered shares to officers as compensation. The value of the shares and compensation was based on the market price of the Company's common stock at the date of issuance, which was $12.65 per share for the restricted shares and $21.25 per share for the registered shares.

      The Company issued 10,000 restricted shares of its common stock for consulting services in connection with its research and development efforts. The shares and services were valued at $5.00 per share, the fair value of the shares at the date of issuance. The Company also issued 110,000 common shares for legal services. The shares and the related services were valued at the market price per share of the Company's common stock at the date of issuance, which ranged from $9.00 to $0.56 per share.

  Private Placement Offerings

  In 1996, the Company, in a private placement offering, sold 54,667 units consisting of one share of common stock and one stock purchase warrant (the "warrants") at an exercise price of $0.38 per share. The warrants were redeemable at $3.80 per warrant immediately upon issuance, and expired on September 30, 1999.

  In 1998, the Company, in a private placement offering, sold 39,400 shares of common stock at $5.00 per share.

  In 1999, the Company, in a private placement offering, sold 50,000 units at $10.00 per unit consisting of one share of common stock and one stock purchase warrant ("warrants") at an exercise price of $24.00 per share.

  The warrants are exercisable immediately and will expire in July 2004. The proceeds of from the sale of the units were allocated between the common stock and warrants based on their relative market values.

  In 1999, the Company, in a private placement offering, sold 20,590 shares of common stock at $14.97 per share.
  In 2000, the Company, in a private placement offering, sold for cash 5,000 shares of common stock at $10.00 per share.

  Shares Issued in Registered Offerings

  During  2000,  the Company issued 692,988  shares  of  its common  stock  including  the 200,940  shares  issued  for
  services   described  above,  pursuant   to   registration
  statements filed on Forms SB-2 and S-8 as follows:


                             24

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

12.    Stock Transactions, Continued

  Shares Issued in Registered Offerings, Continued

     The Company sold 182,048 common shares at prices ranging from $14.00 to $.65 per share and realized net proceeds of $617,763 after commissions of $21,780.

     In addition, on December 29, 2000, the Company sold 260,000 common shares for unsecured promissory notes issued by four individuals. The promissory notes and the related interest earned is payable on or before December 29, 2002. The promissory notes have a fixed interest rate of 5% per annum. The face amount of the promissory notes is subject to adjustment based upon the trading price per share of the Company's common stock at the time the promissory notes are paid if it is below $0.35 per share. The terms of the promissory notes do not require their payment prior to their maturity in the event the 260,000 shares or any portion of those shares is sold or transferred. Therefore, the ultimate cash proceeds resulting from the issuance of the 260,000 shares for the promissory notes will not be known until the promissory notes are paid. Accordingly, the notes will be treated as a reduction of shareholders' equity and adjusted to their calculated value at the end of each financial period reported upon.

     During 2000, notes payable totaling $450,832 plus accrued interest were converted to 50,000 registered shares of common stock of the Company.

  Common Shares Issued for Warrants Exercised

  During  1998, 50,664 warrants were exercised resulting  in the  issuance  of 50,664 shares of common stock  at  $3.75 per share and realized proceeds of $189,990.
  Share Issued, Currently in Litigation

  In December 1999, the Company entered into a Consulting Agreement ("Agreement") with Crescent Partners, L.P. ("Crescent") whereby Crescent was to act as a finder of capital and a public relations consultant. Pursuant to the Agreement, the Company issued, in February 2000, 80,000 shares of the Company's common stock to Crescent. In turn, Crescent was to


                             25


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

12.    Stock Transactions, Continued

  Share Issued, Currently in Litigation, Continued

  find investors to purchase those shares at prices approved by the Company. Subsequently, Crescent sold a portion of the common stock without the Company's approval and diverted the proceeds from the Company. The Company filed suit against Crescent on March 30, 2000 for breach of duty and contract. The Company also filed an injunction to recover the 80,000 shares and through that injunction recovered 53,400 of the shares. The remaining unrecovered shares are recorded at par value given that the outcome of the litigation is uncertain.

  Shares Issued as Settlement of Termination Dispute

  A dispute arose between the Company and a former officer and director of the Company. In December 1999, this former officer and director was removed from the Board of Directors and terminated as an officer. The Company engaged in discussions with this individual seeking a settlement of this matter provided the terms of such settlement were reasonable and in the best interests of the Company. In this connection, the Company entered into an agreement in which the Company issued 12,500 shares of the Company's common stock as settlement of the termination dispute between the Company and a former officer and director of the Company regarding his removal from the Board of Directors and termination as an officer. The Company recognized compensation expense of $265,625 based on the fair value of the shares at the time of issuance. Subsequently, the Company believes the former officer breached the settlement agreement and in August 2000, filed suit against him.

  Shares Issued as Settlement of Stock Option Dispute

  A dispute between the Company and a former director arose relating to options to purchase common stock granted by Elast Delaware prior to its merger with the Company. The former director claimed the 10,000 options granted to him by Elast Delaware were options to purchase shares of the Company. The Company reviewed this matter and the relevant documentation and believed the former director's claim was without merit. To resolve this matter, the Company issued 4,000 shares of the Company's common stock in settlement of this dispute in 2000. The Company recognized a settlement expense of $28,400 based on the fair value of the shares at the time of issuance.


                             26


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

12.    Stock Transactions, Continued

  Shares Issued in the Acquisition of Med Mark, Inc.
  In 1998, the Company issued 100,747 shares of stock for consulting services related to the acquisition of Med Mark, Inc. (a reverse merger). One of the individuals who received 20,000 shares for the acquisition-related consulting services is an officer of the Company. The shares were valued at $3.75 per share.

  Acquisition of Med Mark, Inc. (Reverse Merger)
  On June 10, 1998, the Company acquired all of the outstanding common stock of Elast Delaware in a business combination accounted for as a purchase. For accounting purposes, the acquisition has been treated as the acquisition of the Company by Elast Delaware with Elast Delaware as the acquiror (a reverse acquisition). The effective purchase price was 122,000 shares of the Company's common stock. The Company, formerly known as Med Mark, had no operations as of the acquisition date.

  No goodwill has been recorded as a result of this transaction. As this transaction is treated as a reverse merger acquisition, the historical financial statements prior to June 10, 1998 are those of Elast Delaware.

  Stock Issued to Correct a Stock Issuance Error

  In 1998, the Company issued 1,334 shares to correct an error on a previous stock issuance.
  Stock Split

  On December 12, 2000, the Company's Board of Directors authorized a one-for-ten reverse stock split to shareholders of record on December 22, 2000. All references in financial statements and notes to financial statements to number of shares, weighted average shares, per share amounts, and market prices of the Company's common stock have been adjusted to give retroactive effect for the reverse stock split.

                             27

                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

13.    Legal Fees

  The Company incurred legal fees as follows:

            For the year ended December 31, 2000:

                          Range of       Fair
                          Prices Per     Value
Service      Shares       Share          Value     Cash      Total
---------	  ---------    ----------     --------  --------  ---------
Securities       110,000    $0.56-$9.00   $146,000  $112,899   $258,899
Litigation             -                         -    55,000     55,000
Patents                -                         -     2,717      2,717
Other                  -                         -     6,589      6,589
                --------                 ---------  --------   --------
Total            110,000                  $146,000  $177,205   $323,205
                ========                 =========  ========   ========

            For the year ended December 31, 1999:

                          Range of       Fair
                          Prices Per     Value
Service      Shares       Share          Value     Cash      Total
---------	  ---------    ----------     --------  --------  ---------
Securities             -                         -  $38,212   $38,212
Litigation             -                         -        -         -
Patents                -                         -    2,030     2,030
Other                  -                         -    5,347     5,347
                --------                 ---------  -------   -------
Total                  -                         -  $45,589   $45,589
                ========                 =========  =======   =======

  Shares issued for services were based on the fair value of the shares.

                             28


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

14.    Investor Relations

  The   Company  incurred  investor  relations  expense   as
  follows:

            For the year ended December 31, 2000:

                                 Range of       Fair
Type of                          Prices Per     Value
Service              Shares      Share          Value      Cash     Total
-----------		    --------    -----------    --------   -------  --------
Investment firms        20,000   $2.50-$23.13   $215,625   $83,213    $298,838
Internet service         5,640   $5.16-$24.38     41,375         -      41,375
firms
Individuals            122,800   $4.20-$17.69    917,350         -     917,350
Media                        -                         -    13,750      13,750
Expenses                     -                         -    54,119      54,119
                      --------                 ---------   -------     -------
Total                  148,440                $1,174,350  $151,082  $1,325,432
                      ========                ==========  ========  ==========


For the year ended December 31, 1999:

                           Range of       Fair
Type of                    Prices Per     Value
Service      Shares        Share          Value     Cash       Total
---------    --------      -----------    --------  -------    --------
Individuals            -              -          -  $140,685   $140,685
Expenses               -              -          -     5,397      5,397
                --------   ------------  ---------   -------   --------
Total                  -              -          -  $146,082   $146,082
                ========   ============  =========  ========   ========

   Shares issued for services were based on the fair value
                       of the shares.

15.    Management's Plan, (Unaudited)

  The Company is presently continuing research and development activities relating to a non-invasive, medical device to test for human bio-voltage flows (the "device"), which the Company owns the rights to develop, test, manufacture and market. To further advance the research and development of the device, and to validate the scientific principle of bio-voltage measurement, an extensive period of testing has commenced. The initial application of the basic technology centered on its use in non-invasive allergy testing. During 2000, test results indicated that this application is not feasible without extensive additional research and has

                             29


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

15.    Management's Plan, Continued

  been put on hold. However, testing indicated that the basic technology may have an application in chiropractic medical procedures.

  With the successful completion of initial testing of the The Life Force Analyzer chiropractic device, the Company is having 25 units of the device manufactured. These test devices will be provided to a select group of chiropractic medical practitioners. The operating plan is to develop the production device as a stand-alone unit, which is user-friendly and fully self-contained.

  The Company plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents. In addition, it may acquire the right to sell or distribute products, or obtain licensing, marketing, distribution or other rights to compatible products.

  However, other than costs related to the continued development of the device, the Company does not anticipate significant expenditures on acquisition or development of other products during the next year. Subsequent to successful chiropractic medical practitioner testing the Company will focus its initial marketing and distribution efforts on development and commercial distribution of the device. The plan calls for the lease or license of the devices.

  It will be necessary to raise additional funds to complete prototype development and limited clinical trials of the chiropractic device. However, if the device performs as anticipated, the Company's management believes that they will be able to raise the funds necessary to begin production of the devices through the sale of the Company's stock, issuance of debt, and/or licensing certain proprietary rights.

  Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the device, sufficient funds may not be available to enable the device to be completed and brought to market.

16.    Subsequent Events

  Stock Transactions

  During the period from January 1, 2001 through March 31, 2001 the Company issued 2,716,741 additional common shares for cash and services received. The issuance of these shares represents 169% of the shares outstanding at December 31, 2000. Shares were issued for the following:


                             30


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

16.    Subsequent Events, Continued

  Stock Transactions, Continued

                                                       Range of
                         Number of      Value          Prices per
                         Shares Issued  Received       Share
				   -------------  ----------     ------------
Cash                           754,700      $211,050     $0.10-$0.50
				     -----------  ------------  --------------
Note receivable                900,000       350,000           $0.35
				     -----------  ------------  --------------
Services:
  Investor relations           870,375       280,899     $0.16-$0.53
  Research and development     166,666        50,850     $0.28-$0.53
  Director Compensation         25,000         6,275           $0.25
                           -----------  ------------  --------------
  Total shares for services  1,062,041       338,024     $0.16-$0.53
                           -----------  ------------  --------------
Total shares issued          2,716,741      $900,074     $0.10-$0.53
                           ===========  ============  ==============

  Shares issued for services were based on the fair value of the shares issued.

  On January 24, 2001, the Company sold 900,000 common shares for an unsecured promissory note issued by a Nevada corporation. The promissory note and the related interest earned is payable on or before January 23, 2003.

  The promissory note has a fixed interest rate of 5% per annum. The face amount of the promissory note is subject to adjustment based upon the trading price per share of the Company's common stock at the time the promissory note is paid if it is below $0.35 per share. The terms of the promissory note do not require its payment prior to its maturity in the event the 900,000 shares or any portion of those shares is sold or transferred. Therefore, the ultimate cash proceeds resulting from the issuance of the 900,000 shares for the promissory note will not be known until the promissory note is paid. Accordingly, the note will be treated as a reduction of shareholder's equity and adjusted to its calculated value at the end of each financial period reported upon.

  Stock Options

  Subsequent to December 31, 2000, the Company granted options to purchase 250,000 shares of its common stock to three individuals involved in the Company's research and development activities. The options are exercisable at $.50 per share at any time after January 22, 2002.


                             31


                  Elast Technologies, Inc.
            (A Company in the Development Stage)

         Notes to Consolidated Financial Statements

 For Each of the Two Years in the Period Ended December 31,
                            2000
    And for the Period from June 12, 1996  (Inception) to
                      December 31, 2000

17.    Unaudited Quarterly Financial Data

  The following is a reconciliation of 2000 interim results of operations, which were impacted by the effect of year-end adjustments:


                         Quarter Ended              Quarter Ended
                         March 31, 2000             June 30, 2000
                      ---------------------    ------------------------
                      As reported     As          As reported     As
                      In Form 10QSB  Adjusted    In Form 10QSB   Adjusted
                      ------------  ---------   --------------   ----------

Net income (loss)      $(837,570)   $(835,876)      $(383,735)   $(382,043)
                       ==========   ==========      ==========   ==========
Net loss per common
share,
basic and diluted         $(1.01)      $(1.01)         $(0.44)      $(0.44)
                       ==========   ==========      ==========   ==========





                         Quarter Ended            Quarter Ended
                       September 30, 2000       December 31, 2000
                      --------------------     ------------------
                      As reported     As
                      In Form 10QSB  Adjusted         Actual
                      -------------  ---------       --------
Net income (loss)      $(785,674)    $(897,706)       1,016,487
                       ==========    ==========      ==========
Net loss per common
share,
basic and diluted         $(0.85)    $   (0.98)       $  (0.87)
                       ==========    ==========      ==========

                             32


 Changes In And Disagreements With Accountants On Accounting And
                      Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                          Legal Matters

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as Elast Technologies's legal counsel regarding the validity of the securities offered.

                             Experts

The consolidated balance sheets of Elast Technologies, Inc. as of December 31, 2000 and 1999 and the consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2000 and for the period June 12, 1996 (inception) through December 31, 2000 included herein and elsewhere in this registration statement have been audited by Kelly & Company, independent public accountants, for the periods and to the extent set forth in their report (which describe an uncertainty as to going concern) appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

                      Available Information

The Company has filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and its common stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

On March 3, 1999, the Company filed a Registration Statement on Form 10-SB, which cleared comments with the Commission on or about September 1, 1999. The Company is now a reporting company with the Commission, and will provide an annual report to its security holders, which will include audited financial statements. The public may read and copy any materials filed with the Commission, including the Company's Registration Statement on Form SB-2 and the Registration Statement on Form 10-SB, and all exhibits and schedules thereto, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission. The public may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

        Part II.  Information Not Required In Prospectus

            Indemnification Of Directors And Officers

Article Twelfth of the Company's Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The Company will enter into indemnification agreements with each of its executive officers pursuant to which the Company agrees to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

           Other Expenses Of Issuance And Distribution

The estimated expenses in connection with the issuance and distribution of the shares registered hereby are set forth in the following tables:

       SEC registration fee                  $   468.75
       Legal fees and expenses               $17,500.00
       Accounting fees and expenses          $ 7,500.00
       Miscellaneous                         $ 1,500.00
       Total                                 $26,968.75

             Recent Sales Of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about December 9, 1996, Elast Delaware sold 54,667 units, at $3.75 per unit, in a private placement transaction in reliance upon the exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemptions are specified in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. Each unit was comprised of one share of Elast Delaware's unregistered and restricted one mill ($.001) par value common stock and one warrant to purchase an additional unregistered and restricted share of Elast Delaware's common stock at a price of $3.75 per share. The offering price for the units was arbitrarily set by Elast Delaware and had no relationship to assets, book value, revenues or other established criteria of value. The warrants and the shares of common stock issuable upon its exercise were non-transferrable and were restricted securities as defined by Rule 144 of the Securities Act of 1933. The proceeds of the offering were used to pay for past expenses incurred in designing the ELAST Device and for costs incurred to refine, engineer and test the ELAST Device and to produce and market a limited initial production run of the Device, and also to pay Elast Delaware's start-up costs, including legal fees and equipment and office expenses. There were 54,667 warrants issued as a result of the 1996 private placement offering which expire on September 30, 1999. As of June 30, 1998, 50,664 of the warrants have been exercised at $3.75. There were no commissions paid on the sale of the units. During 1998, Elast (Delaware) issued 39,400 shares of its common stock at $5.00 per share in a private placement offering.

On July 7, 1999, the Company, in a private placement offering to certain Australian investors, sold units of ownership interest in the Company consisting of an aggregate 50,000 shares of the Company's $.001 par value common stock and five-year warrants to purchase an additional 50,000 shares of the Company's common stock at an exercise price of $24.00 per share. In July, 1999, the Company received payment of $250,000 and recorded a common stock receivable of $250,000. The common stock receivable was collected on or about October 15, 1999. The shares were or will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Regulation S promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "non U.S. persons outside the United States of America", as that term is defined under applicable federal and state securities laws. The offering price for the shares was arbitrarily set by the Company and had no relationship to assets, book value, revenues or other established criteria of value. During 1999, the Company issued 20,590 shares of its common stock at $14.97 per share in a private placement offering.

During 2000, the Company issued 5,000 shares of its common stock at $10.00 per share in a private placement.

                            Exhibits

Exhibit Description.

     3.1 Articles of Incorporation are incorporated by reference to the Company's Form 10-SB, filed on March 3, 1999

     3.2 By-Laws of the Registrant are incorporated by reference to the Company's Form 10-SB, filed on March 3, 1999

     5    Opinion of Counsel

     23.1 Consent of Counsel contained in Exhibit 5.1

     23.2 Consent of Independent Auditors

                          Undertakings

     The undersigned registrant hereby undertakes to:
     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
            i.include any prospectus required by section
               10(a)(3) of the Securities Act;
            ii.    reflect in the prospectus any facts or events
               which, individually or together, represent a
               fundamental change in the information in the
               registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
            iii.   include any additional or changed material
               information on the plan of distribution.
          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________

                           Signatures

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on April 12, 2001.

                                   ELAST TECHNOLOGIES, INC.

                                   By: /s/ Thomas Krucker
                                   Thomas Krucker, President

                    Special Power of Attorney

The undersigned constitute and appoint Thomas Krucker their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

           Signature                       Title                Date

/s/ Thomas Krucker                 President (Chief           April 12,
Thomas Krucker                    Executive Officer) and        2001
                                  Director

/s/ Dr. Robert Milne               Director                   April 12,
Dr. Robert Milne                                                2001


/s/ Dr. Eduardo Daniel Jiminez    Director                   April 12,
 Gonzalez                                                       2001
Dr. Eduardo Daniel Jiminez
Gonzalez